Exhibit 10.18

MATRIX EQUITIES INC.,
by its duly authorized agent, Triovest Realty Advisors Inc.
(Landlord)

- and -

NORTHERN QUINOA PRODUCTION CORPORATION
(Tenant)

LEASE OF INDUSTRIAL SPACE

BUILDING:	MATRIX E
815 - 66TH STREET EAST
SASKATOON, SASK

LEASE OF INDUSTRIAL SPACE

Article 22 – ENVIRONMENTAL PROVISIONS	44
Article 23 – BUILDING CERTIFICATION	47
Article 24 – MISCELLANEOUS	48

SCHEDULE A – FLOOR PLAN
SCHEDULE B – LEGAL DESCRIPTION
SCHEDULE C – OCCUPANCY COSTS
SCHEDULE D – RULES AND REGULATIONS
SCHEDULE E – TENANT IMPROVEMENT GUIDELINES
SCHEDULE F – LANDLORD’S WORK AND TENANT’S WORK
SCHEDULE G – ENVIRONMENTAL AND SUSTAINABILITY OBJECTIVES
SCHEDULE H – SPECIAL PROVISIONS

ii

LEASE OF INDUSTRIAL SPACE

This Lease made as of the 12th day of June, 2017.

B E T W E E N:

MATRIX EQUITIES INC.,
by its duly authorized agent, Triovest Realty Advisors Inc.

(the “Landlord”)

and

NORTHERN QUINOA PRODUCTION CORPORATION

(the “Tenant”)

IN CONSIDERATION of the mutual covenants hereinafter contained, the Landlord and the Tenant hereby agree as follows:

Article 1 – BASIC TERMS, SPECIAL PROVISIONS, DEFINITIONS AND SCHEDULES

1.1	Basic Terms and Special Provisions. The basic terms and special provisions (if any) of this Lease are:

(a)	Premises:	Bays 154-174, 815 – 66 Street East, Saskatoon, Saskatchewan

(b)	Rentable Area of Premises:	Approximately Twenty-Five Thousand Five Hundred Seventy-Eight (25,578) square feet

(c)	Term:	Six (6) years commencing on the Commencement Date and ending on the Expiry Date

(d)	Commencement Date and Possession Date:	August 1, 2017 Possession Date October 1, 2017 Commencement Date
(e)	Expiry Date:	September 30, 2023

(f)	Base Rent:	Lease Year	Annual Base Rent
		Aug 1, 2017 to Sep 30, 2017	$0.00
		Oct 1, 2017 to Sep 30, 2023	$255,780.00

(g)	Permitted Use:	Warehouse and receiving, processing, packaging, and distribution of quinoa, and directly related products/services

Schedule A-

(h)	Deposits:	$31,333.05 (“Prepaid Rent Deposit”) to be applied to the first month of the Term; and $31,333.05 (“Security Deposit”)

(i)	Renewal Term:	Two (2) periods of Three (3) years each [see Schedule H, Clause 4]

(j)	Parking:	Proportional to the Tenant’s Proportionate Share [see Schedule D, “Parking Rules and Regulations”]

(k)	Addresses for Notices:

Tenant:	Northern Quinoa Production Corporation
	Address:	154-174, 815 - 66 Street East
Saskatoon, Saskatchewan
Facsimile Number: (306) 933-9527

Landlord:	Matrix Equities Inc.
	Address:	c/o Triovest Realty Advisors Inc.
Suite 800, 1100-1st Street SE
Calgary, AB, T2G 1B1
	Attention:	Director of Leasing
Facsimile number: 403-228-4899

(l)	Special Provisions:	Schedule H

The Landlord and the Tenant agree to the foregoing basic terms. Each reference in this Lease to any of the basic terms shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable articles and sections of this Lease where such basic terms are more fully set forth.

1.2	Definitions. In this Lease the following defined terms shall have the meanings set forth below:

(a)	“Administration Fee” means the amount payable by the Tenant to the Landlord as determined in accordance with Section 6.1.

(b)	“Article” means an article of this Lease and “Section” means a section of this Lease.

(c)	“Authority” means the federal government, the provincial government for the province in which the Building is located, any municipal or other government having any jurisdiction over any part or aspect of the Building or Lands and any department, agency, court, tribunal, board or office thereof, or any other agency or source of legal or similar authority over the Lands and Building whatsoever.

(d)	“Base Rent” means the amount payable by the Tenant to the Landlord as set forth in Section 1.1(f) in respect of each year of the Term or any portion thereof in accordance with Sections 4.1 and 4.6.

(e)	“BOMA BESt” means BOMA Canada’s national environmental certification program for existing commercial buildings, as the same may be amended, revised, supplemented or replaced from time to time, which comprises the BOMA Go Green Best Practices and the Go Green Plus assessment, and evaluates the environmental performance and management of commercial buildings.

(f)	“Building” means the building known as Matrix E, municipally located at 815 - 66th Street East, Saskatoon, Saskatchewan in which the Premises are located and which is situate on the Lands.

(g)	“Capital Tax” means an amount allocated by the Landlord to the Building in respect of taxes, rates, duties and assessments presently or hereafter levied, rated, charged or assessed from time to time upon the Landlord and payable by the Landlord (or any corporation acting on behalf of the Landlord) on account of the capital that the Landlord has invested in the Building. Capital Tax shall be allocated:

i)	as if the amount of such tax were that amount due if the Building were the only property of the Landlord; and

ii)	on the basis of the Landlord’s determination of the amount of capital attributable to the Building.

Capital Tax also means the amount of any capital, sales or place of business tax levied by any Authority against the Landlord with respect to the Building whether known as Capital Tax or by any other name.

(h)	“Carbon Tax” shall mean and refer to the aggregate of all taxes, rates, duties, levies, fees, charges and assessments whatsoever, imposed, assessed, levied, confirmed, rated or charged against or in respect of the associated Greenhouse Gas emissions from the consumption in or at the Building of electricity, or of natural gas, propane or any other fossil fuel used to produce energy, such as heat, light or electricity, for the Building or any part of it or levied in lieu thereof, and levied against the Landlord or the Building by any Authority.

(i)	“Commencement Date” means the date set forth in Section 1.1(d).

(j)	“Common Areas” means at any time those portions of the Lands and Building which are not designated or intended by the Landlord to be leased to tenants of the Building and are provided or designated by the Landlord from time to time to be used in common in such manner as the Landlord may permit, by the Landlord, the Tenant, and other tenants (or by sublessees, agents, employees, customers or licensees) of the Building, whether or not the same are open to the general public, and shall include any areas used by the Landlord for the maintenance of the Building, electrical and mechanical rooms, building services and facilities, fixtures, chattels, building systems, décor, signs, facilities, or landscaping contained therein or maintained or used in connection therewith, common parking lots, common entrances, interior malls, common corridors, stairways, passageways, sidewalks, exterior pedestrian walks, roofs, driveways, parking areas, common loading and service areas, disposal and recycling facilities, truck ways, platforms, ramps, garden and landscaped areas and all other common, public or tenant conveniences or appurtenances thereto located on the Lands not installed for the exclusive use of any individual tenant and shall be deemed to include any public facility in respect of which the Landlord is from time to time subject to obligations in its capacity as owner of the Lands and/or Building. All expenses incurred by the Landlord in the maintenance, management and operation of Common Areas shall be included in the definition of “Operating Expenses” set forth in Schedule C attached hereto.

(k)	“Environmental Claim” means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitation, all solicitors’ fees on a solicitor and client basis) relating to, arising out of, resulting from or in any way connected with the presence of any Hazardous Substance at the Premises, the Lands or the Building, including, without limitation, all costs and expenses of any investigation, remediation, restoration or monitoring of the Premises, the Lands, or the Building and/or any property adjoining or in the vicinity of the said Lands or the Building required or mandated by Environmental Law.

(l)	“Environmental Law” means any law, bylaw, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any Authority, as well as any common law obligations or requirements, relating to environmental or health and safety matters and/or regulating the generation, import, storage, distribution, labeling, sale, use, handling, transport or disposal of any Hazardous Substance which may be in force from time to time.

(m)	“Environmental and Sustainability Objectives” shall mean and refer to those provisions set out in Schedule G attached hereto, as the same may be revised by the Landlord from time to time by written notice to the Tenant in accordance with Section 20.1 hereof, which notice may be accompanied by a replacement Schedule G that incorporates the revisions and which shall thereupon be deemed to constitute Schedule G attached hereto.

(n)	“Expert” means any architect, engineer, LEED accredited professional, land surveyor, environmental consultant, energy auditor, insurance broker, claims adjustor or other professional consultant appointed by the Landlord, acting reasonably, who, in the opinion of the Landlord, is qualified to perform the function for which he, she or it is retained.

(o)	“Expiry Date” means the date set forth in Section 1.1(e).

(p)	“Fiscal Year” means a twelve month period (all or part of which falls within the Term) from time to time determined by the Landlord, at the end of which the Landlord’s accounting records in respect of the Building are balanced for auditing or taxation purposes.

(q)	“Force Majeure” means any Act of God, strike, lockout, or other industrial disturbance, act of the Queen’s enemies, sabotage, terrorism, war, blockade, insurrection, riot, epidemic, lightning, earthquake, flood, storm, fire, washout, power shortages, nuclear and radiation activity or fallout, arrest and restraint of rules and people, civil disturbance, explosion, breakage of or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event, whether of the kind herein enumerated or otherwise not within the control of the affected party, and which, by the exercise of due diligence such party could not have prevented, but lack of funds on the part of such party shall be deemed not to constitute force majeure.

(r)	“Greenhouse Gases” shall mean any or all of carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), Sulphur Hexafluoride (SF6), Perfluoromethane (CF4), Perfluoroethane (C2F6), Hydrofluorocarbons (HFCs), any substance designated as a greenhouse gas by applicable laws and other substances commonly known as greenhouse gases, and “Greenhouse Gas” means any one of them.

(s)	“Hazardous Substance” means:

i)	any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a dangerous good, toxic, a contaminant, a waste, a source of contaminant, a pollutant or toxic under any Environmental Law;

ii)	any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

A.	endangers the health, safety or welfare of persons or the health of animal life;

B.	interferes with normal enjoyment of life or property; or

C.	causes damage to plant life or to property; and

iii)	any substance which is hazardous to the environment, including persons or property and includes, without limiting the generality of the foregoing, the following:

A.	radioactive materials;

B.	explosives;

C.	any substance that, if added to any water, would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by man or by any animal, fish or plant.

(t)	“Health Emergency” means a situation in which the Landlord determines, based on advice or directive from a medical professional, fire department, or police department, or a directive, bulletin, notice or other form of communication from a public health authority, that occupants, tenants, invitees or contractors working in the Building are or may be exposed to imminent danger from a disease, virus or other biological or physical agents that may be detrimental to human health including, by way of example, Severe Acute Respiratory Syndrome (“SARS”), Avian Flu (H5N1), and Swine Flu (H1N1).

(u)	“Health Emergency Plan” shall mean and refer to a plan prepared by or for the Landlord for managing the Building in response to a Health Emergency, as it may be amended from time to time.

(v)	“Landlord’s Work” means finishing the Premises in a manner and in colours standard to the Building but only to the extent set forth in Schedule F attached hereto.

(w)	“Lands” means the lands described in Schedule B attached hereto and the buildings, improvements, equipment and facilities erected thereon or situate therein from time to time, including without limitation, the Building.

(x)	“Lease” means this Lease, any schedules and riders attached hereto, and every properly executed instrument which by its terms amends, modifies or supplements this Lease.

(y)	“Lease Year” means successive 12-month periods with the first Lease Year commencing on the Commencement Date and succeeding Lease Years commencing on each anniversary of such date.

(z)	“Leasehold Improvements” means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by, for or on behalf of the Tenant or any previous occupant of the Premises in, on, to, for or which serve, the Premises, including all partitions and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes, with the exception only of furniture and equipment not of the nature of a fixture.

(aa)	“LEED” means any or all of the Leadership in Energy and Environmental Design Green Building Rating Systems promulgated by the Canada Green Council or the U.S. Green Building Council, as the same may be amended, revised, supplemented or replaced from time to time.

(bb)	“Normal Business Hours” means the business hours set forth in the Rules and Regulations in Schedule D attached hereto.

(cc)	“Occupancy Costs” means amounts payable by the Tenant to the Landlord under Section 4.3 and defined in Schedule C attached hereto.

(dd)	“Permitted Use” means the use described in Section 1.1(g) and in accordance with Section 7.1.

(ee)	“Premises” means those premises identified in Section 1.1(a) and shown outlined in heavy black on the plan attached hereto as Schedule A.

(ff)	“Proportionate Share” means a fraction which has as its numerator the Rentable Area of the Premises and which has as its denominator the Rentable Area of the Building.

(gg)	“Rent” means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease.

(hh)	“Rentable Area” of the Premises, the Building or any portion thereof means the area of the Premises, the Building or any portion thereof, as applicable, measured in accordance with the then current BOMA standard method of floor measurement for industrial buildings, as revised from time to time.

(ii)	“Tenant Construction Manual” shall mean that document prepared by the Landlord and provided to the Tenant in respect of the Building which, as a supplement to Schedule E attached hereto, sets out specific guidelines and requirements in regards to any alterations or Leasehold Improvements undertaken or to be undertaken by the Tenant in or on the Building or within the Premises.

(jj)	“Tenant’s Work” means all work other than the Landlord’s Work required to be done to complete the Premises for occupancy by the Tenant, as set forth in Schedule F attached hereto, or from time to time to alter the existing Leasehold Improvements and completed in a first class manner and in accordance with base building standards and the Landlord’s design for the Building.

(kk)	“Term” means the period of time set out in Section 1.1(c) and Section 3.1.

(ll)	“Transfer” means those occurrences as set forth in Section 13.1.

(mm)	“Utilities” means electricity, oil, gas, power, sewage disposal, telephone, water, and all other utility services serving the Building and the Lands.

1.3	Schedules: The following schedules are attached to this Lease and are incorporated as part of this Lease by reference thereto:

Schedule A – “Floor Plan”

Schedule B – “Legal Description”

Schedule C – “Occupancy Costs”

Schedule D – “Rules and Regulations”

Schedule E – “Tenant Improvement Guidelines”

Schedule F – “Landlord’s Work and Tenant’s Work”

Schedule G – “Environmental and Sustainability Objectives”

Schedule H – “Special Provisions”

Article 2 – GRANT OF LEASE

2.1	Grant: In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases the Premises to the Tenant, and the Tenant hereby leases and accepts the Premises from the Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease.

2.2	Quiet Enjoyment: The Landlord covenants to provide the Tenant with quiet enjoyment and possession of the Premises during the Term, subject to the terms and conditions of this Lease.

2.3	Covenants of Landlord and Tenant: The Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by the Landlord under this Lease including the terms and conditions contained in the Schedules hereto. The Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by the Tenant under this Lease including the terms and conditions contained in the Schedules hereto.

2.4	Use of Common Areas: The Tenant shall have the right (in common with others entitled thereto) to the use of the Common Areas designated from time to time by the Landlord for use by tenants of the Building, provided that the Landlord shall have the right to make all such changes, improvements, alterations and additions as the Landlord may, from time to time decide in respect of the Common Areas, including, without limitation, the right to change the location and layout of any parking areas. The use of all Common Areas shall be subject to the provisions of this Lease and to the rules and regulations made by the Landlord with respect thereto from time to time.

2.5	Net Lease: The Tenant acknowledges and agrees that the Base Rent payable under this Lease is absolutely net to the Landlord and (except as otherwise expressly provided herein) that:

(a)	the Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising from or relating to the Premises, or the use or occupancy thereof, or the contents thereof, or the business carried on therein;

(b)	the Tenant shall pay all costs, charges, expenses and outlays of every nature whatsoever arising from or relating to the Premises or the use or occupancy thereof, or the contents thereof, or the business carried on therein; and

(c)	the Landlord shall not be called upon, nor shall the Landlord be obligated, to perform any work on or to the Premises or to correct any condition relating to or arising out of the Premises unless otherwise expressly provided for in this Lease.

Article 3 – TERM AND POSSESSION

3.1	Term: Notwithstanding Sections 3.2 and 3.3, the Term of this Lease shall be as set forth in Section 1.1(c) unless terminated earlier as provided in this Lease.

3.2	Early Occupancy: See Fixturing Period, Schedule H, Clause 1

3.3	Delayed Possession: If the Landlord is delayed in delivering possession of all or any portion of the Premises to the Tenant on or before the earlier of: (i) the commencement of the Fixturing Period, if applicable; and (ii) the Commencement Date, then unless such delay is principally caused by or attributable to the Tenant, its servants, agents or independent contractors the Commencement Date or the date on which the Premises are to be made available to the Tenant, the obligation of the Tenant to pay Base Rent and Occupancy Costs, and the Expiry Date shall be postponed for a period equal to the duration of the delay. This Lease shall not be void or voidable, nor shall the Landlord be liable to the Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to the Tenant, and the deferment of the obligation of the Tenant to pay Base Rent and Occupancy Costs shall be accepted by the Tenant as full compensation for any such delay.

If any delay in the completion of the Landlord’s Work is attributable to the Tenant, its servants, agents or independent contractors, the obligation of the Tenant to pay Base Rent and Occupancy Costs shall not be deferred.

3.4	Acceptance of Premises: Taking possession of all or any portion of the Premises by the Tenant shall be conclusive evidence as against the Tenant that the Premises or such portion thereof are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord within ninety (90) days after the later to occur of: (i) the date of taking possession; and (ii) the Commencement Date, provided that ordinary wear and tear shall not be considered to be such a deficiency.

Article 4 – RENT AND OCCUPANCY COSTS

4.1	Base Rent: The Tenant shall pay from and after the Commencement Date to the Landlord without any prior demand therefor or notice thereof, and without any set-off, Base Rent for the Premises as set forth in Section 1.1(f), payable in equal consecutive monthly installments in advance on the first day of each and every month.

4.2	[Intentionally deleted.]

4.3	Occupancy Costs: The Tenant shall pay to the Landlord, at the times and in the manner provided in Section 4.6, the Occupancy Costs determined under Schedule C attached hereto. The Occupancy Costs for the fiscal year 2017 are estimated to be $4.00 per square foot of Rentable Area of the Premises per annum and are subject to change in each subsequent fiscal year.

4.4	Other Charges: The Tenant shall pay to the Landlord, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord, all amounts (other than that payable under Sections 4.1 and 4.3) which are payable by the Tenant to the Landlord under this Lease.

4.5	[Intentionally deleted.]

4.6	Method of Rent Payment: The Tenant shall cause an amount equal to the monthly Base Rent and Occupancy Costs to be paid electronically from the Tenant’s bank to the Landlord on the first day of each calendar month.

In the event that any cheque issued by the Tenant shall not be honored by the Tenant’s bank or financial institution for any reason, then, in addition to any other remedies the Landlord may have, the Tenant shall pay to the Landlord, upon request, One Hundred and Twenty-Five Dollars ($125.00) for each occurrence which amount represents the estimated costs of processing the dishonored debit or cheque and re-debiting the Tenant’s account or processing a replacement cheque.

4.7	Payment of Rent: All amounts payable by the Tenant to the Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in legal tender of the jurisdiction in which the Building is located, at the address of the Landlord as set forth in Section 1.1(k) or at such other address as the Landlord may from time to time designate in writing. The Tenant’s obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

4.8	No Deduction or Set-off: The Tenant shall not under any circumstances be entitled to deduct from or set off from the Rent payable hereunder any amounts that the Tenant may claim to be entitled to from the Landlord. All disputes with respect to amounts the Tenant wishes to claim from the Landlord shall be settled as a matter separate from the Tenant’s obligation to pay Rent.

4.9	Partial Month’s Rent: If the Commencement Date is a day other than the first day of a calendar month, the installment of Base Rent payable on the Commencement Date shall be that proportion of Base Rent which the number of days from the Commencement Date to the last day of the month in which the Commencement Date falls bears to 365. If the Term ends on a day other than the last day of a calendar month, the installment of Base Rent payable on the first day of the last calendar month of the Term shall be that proportion of Base Rent which the number of days from the first day of such last calendar month to the last day of the Term bears to 365.

4.10	Occupancy Costs Payments:

(a)	Prior to the Commencement Date and at the beginning of each Fiscal Year thereafter, the Landlord shall compute and deliver to the Tenant, at the Landlord’s expense, a bona fide estimate in writing of the Occupancy Costs for the next ensuing Fiscal Year or portion thereof, if applicable. Without further notice or demand, the Tenant shall pay to the Landlord the amount of the Occupancy Costs in equal monthly installments, in advance, over the Fiscal Year or portion thereof, simultaneously with the Tenant’s payments on account of Base Rent.

(b)	The Landlord shall keep proper and sufficient records and accounts of all Occupancy Costs and shall deliver to the Tenant within one hundred eighty (180) days following the end of each Fiscal Year, a written statement, setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year. If the total monthly installments of Occupancy Costs actually paid by the Tenant to the Landlord during the Fiscal Year is lower than the amount of the Occupancy Costs payable for the Fiscal Year, the Tenant shall pay to the Landlord the difference, without interest, within thirty (30) days after the date on which such statement is received by the Tenant, and if the total monthly installments of Occupancy Costs actually paid by the Tenant to the Landlord during the Fiscal Year is greater than the amount of Occupancy Costs payable for the Fiscal Year, the Landlord shall, at the Landlord’s option and without interest, pay to the Tenant the difference or credit the difference against the Tenant’s rental account. Notwithstanding the foregoing, the Landlord’s rendering of any such statement shall not affect the Landlord’s right subsequently to render an amended or corrected statement.

(c)	If the Tenant disagrees with the accuracy of Occupancy Costs as set forth in the Landlord’s written statement, the Tenant will notify the Landlord within sixty (60) days of receipt of the written statement of such disagreement. Tenant shall have the right, within ninety (90) days after receipt of the statement, prepared and certified to be correct by an officer of the Landlord, of the actual Occupancy Costs for a particular Fiscal Year, to examine the Landlord’s books and records relating to the determination of such Occupancy Costs (the “Tenant’s Audit”), provided, however, that the Tenant retains a nationally recognized accounting firm and not a contingency fee auditor. The Tenant shall bear all costs associated with the Tenant’s Audit unless such Tenant’s Audit reveals a discrepancy of more than five per cent (5%), in which case the Landlord shall bear the cost of same.

(d)	The Tenant may not claim a re-adjustment in respect of Occupancy Costs for a Fiscal Year if based upon any error of computation or allocation except by notice delivered to the Landlord within sixty (60) days after the date of delivery of the statement. In no event shall any examination or other dispute permit the Tenant to delay payment of Occupancy Costs as required by this Article.

4.11	Deposits:

(a)	Prepaid Rent Deposit: The Landlord acknowledges receipt from the Tenant of the Prepaid Rent Deposit in the amount set forth in Section 1.1(h) as partial consideration for this Lease and the Prepaid Rent Deposit shall be held by the Landlord without liability for interest and applied towards payment of the Base Rent, Occupancy Costs and G.S.T. payable by the Tenant to the Landlord in accordance with Section 1.1(h).

(b)	Security Deposit: The Landlord acknowledges receipt from the Tenant of the Security Deposit in the amount set forth in Section 1.1(h) and the Security Deposit shall be held by the Landlord without liability for interest and may be applied, in the Landlord’s discretion, to remedy any default by the Tenant hereunder, whether in respect to the payment of Rent or other payments due to the Landlord under the terms of this Lease. In the event the entire Security Deposit or any portion thereof is applied by the Landlord towards the payment of overdue Rent prior to the expiration of the Term, then the Tenant shall, on written demand of the Landlord, forthwith remit to the Landlord such sum as is sufficient to restore such Security Deposit to its original amount. Within thirty (30) days after the expiration of the Term and subject to delivery of exclusive possession of the Premises by the Tenant to the Landlord in the state of repair required by the Tenant pursuant to Section 10.1 hereof, the Landlord, without limiting any of its rights or remedies under this Lease or at law, shall return the Security Deposit, or so much thereof as has not been applied by the Landlord, as aforesaid, without interest to the Tenant, less all costs and expenses which the Landlord, at the Landlord’s option, may incur (i) in correcting or satisfying any default, or any Rent owing by the Tenant, under this Lease, (ii) in returning the Premises to the state of repair required by the Tenant pursuant to Section 10.1 hereof, and (iii) in employing security personnel to be on site during the Tenant’s move from the Building at the expiration of the Term.

The Landlord may deliver the Security Deposit to any purchaser of the Landlord’s interest in the Building and the Landlord shall thereby be discharged of any further liability with respect to such Security Deposit. The Landlord may commingle the Security Deposit with its own funds and shall not hold the Security Deposit as a trustee.

4.12	No Deemed Satisfaction: No payment by the Tenant or receipt by the Landlord of a lesser amount than any installment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any cheque or payment of Rent shall be deemed an accord and satisfaction. The Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such installment or payment of Rent, or pursue any other remedies available to the Landlord.

Article 5 – TAXES

5.1	Landlord’s Taxes: The Landlord shall pay before delinquency (subject to participation of the Tenant by payment of Occupancy Costs under Section 4.3) every real estate tax, property tax, assessment, license fee and other charge (except for the Tenant’s taxes under Section 5.2), which is imposed, levied, assessed or charged by any Authority and which is payable by the Landlord in respect of the Term upon or on account of the Lands or the Building.

5.2	Tenant’s Taxes: The Tenant shall pay or remit before delinquency every tax, assessment, license or privilege fee, excise, gross receipts or sales tax and other charges, however described, which is imposed, levied, assessed or charged by any Authority and which is payable in respect of the Term upon or on account of:

(a)	operations at, occupancy of, or conduct of business from the Premises by or with the permission of the Tenant, including without limitation, personnel, business, sales and income tax;

(b)	fixtures or personal property in the Premises which do not belong to the Landlord, including without limitation, taxes on equipment and machinery of the Tenant; and

(c)	the Rent paid or payable or reserved by the Tenant to the Landlord for the Premises or for the use and occupancy of all or any part thereof.

5.3	No Separate Assessment: To the extent that there shall not be a separate assessment made against the Premises for Real Estate Taxes the Tenant shall pay to the Landlord, in each and every year during the Term, its Proportionate Share of all Real Estate Taxes as outlined in Schedule C attached hereto.

5.4	Separate Tax Assessment: If Real Estate Taxes are assessed separately against the Premises, the following provisions shall apply:

(a)	Payment of Taxes: The Tenant shall pay to the Landlord in each and every year during the Term, an amount equal to the Real Estate Taxes separately assessed against the Premises. The Tenant agrees to provide the Landlord, within ten (10) days after receipt by the Tenant, with a copy of all separate tax bills and separate notices of assessment for the Premises and all such other information in connection therewith as the Landlord may reasonably require. If the Landlord requires the Tenant to pay Real Estate Taxes directly to the relevant taxing authority, the Tenant shall promptly deliver to the Landlord receipts evidencing the payment of all such Real Estate Taxes and furnish such other information in connection therewith as the Landlord reasonably requires.

(b)	Taxes on Common Areas: Where the separate assessment levied or made against the Premises does not include a portion of the assessment with respect to Common Areas, the Tenant shall, in addition, pay its Proportionate Share of the Real Estate Taxes that have been separately assessed against the Common Areas.

5.5	Alternate Methods of Taxation: If, during the Term, the method of taxation is altered so that the whole or any part of the Real Estate Taxes now levied, rated, assessed or imposed on real estate and improvements are levied, assessed, rated or imposed wholly or partially as a capital levy or on the rents received or otherwise, or if any tax, assessment, levy, imposition or charge, in lieu thereof shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions and charges shall be included within the Tenant’s obligation to pay its Proportionate Share of Real Estate Taxes as set out in this Article.

5.6	Pro-Rate Adjustment: If any taxation year during the Term of the Lease is less than 12 calendar months, the Tenant’s share of Real Estate Taxes shall be subject to a per diem pro-rated adjustment.

5.7	Goods and Services Taxes: The Tenant specifically acknowledges and agrees that as part of its Rent payable pursuant to Section 4.1 and Section 4.3 hereof, the Tenant shall pay to the Landlord any multi-stage sales, sales, use, consumption, value-added or other similar taxes imposed by the Government of Canada, or by any Authority upon the Landlord or the Tenant or in respect of this Lease, the payments made by the Tenant (whether Base Rent, Occupancy Costs or otherwise) for the goods and services provided by the Landlord hereunder including, without limitation, the rental of the Premises or administrative services provided to the Tenant or to tenants generally. In addition, the Tenant shall also reimburse and indemnify the Landlord for the Tenant’s Proportionate Share of amounts paid by the Landlord as or on account of such taxes in respect of any goods or services acquired by the Landlord for the purpose of this Lease. Amounts payable by the Tenant under this Article from time to time shall be paid when Rent under this Lease is payable.

5.8	Right to Contest: The Landlord has the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this Article 5 in each case, to the fullest extent permitted by law, so long as it shall diligently prosecute any contest, appeal or assessment on which such tax is based. The Tenant shall co-operate with the Landlord in respect of any such contest, appeal or assessment and shall provide the Landlord with all relevant information, documents and consents required by the Landlord. The Tenant shall have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under Section 5.2 and Section 5.4 hereof, provided that no contest by the Tenant may involve the possibility of forfeiture, sale or disturbance of the Landlord’s interest in the Premises and that upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

Article 6 – ADDITIONAL CHARGES

6.1	The Landlord may charge an Administration Fee of 5% to the Tenant for:

(a)	services performed for the exclusive benefit of the Tenant, whether at the Tenant’s request or otherwise, including without limitation, providing supervisory, inspection, security and maintenance services, reviewing plans and specifications and other services performed in excess of the services provided by the Landlord pursuant to Article 9, remuneration for which shall in all cases shall be at the Landlord’s usual and reasonable rates and charges;

(b)	costs incurred and paid by the Landlord due to the Tenant’s actions or inactions, including payment of penalties incurred as a result of the Tenant’s use of the Premises or the Building, and third party invoices payable by the Tenant;

(c)	reasonable professional fees paid for Experts engaged solely in connection with the Tenant’s use and lease of the Premises; and

(d)	legal fees, cost of credit checks, and related costs incurred by the Landlord in enforcing the terms of this Lease.

6.2	This Administration Fee shall be charged without duplication. Where this Lease specifically provides for an Administration Fee for additional services, no further fee shall be charged hereunder.

6.3	The Administration Fee shall be paid by the Tenant to the Landlord as Rent on demand.

Article 7 – USE OF PREMISES

7.1	Use: The Premises shall be used and occupied only for the Permitted Use, as permitted under the existing zoning regulations which the Tenant has investigated and found compatible with its use, or for such other purposes as the Landlord may specifically authorize in writing. The Tenant shall operate and use the Premises throughout the Term for such purpose in a reputable and diligent manner in accordance with this Lease and the rules and regulations designed or established by the Landlord. The Tenant shall not use the Premises in a manner which does or could result in excessive demands being placed on the Building’s systems or Common Areas, as reasonably determined by the Landlord.

7.2	Compliance with Laws: The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future laws of any Authority in force or regulations or orders. If due solely to the Tenant’s use of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, the Tenant shall pay the entire cost thereof. The Tenant shall comply with any directive, policy or request of any Authority or any other reasonable request of the Landlord in respect of any energy conservation, water conservation, waste management, health, safety, security or other matter relating to the operation of the Building.

7.3	Abandonment: The Tenant shall not abandon the Premises at any time during the Term without the Landlord’s written consent.

7.4	Nuisance: The Tenant shall not cause or maintain any nuisance in or about the Premises, the Building or the Lands, and shall keep the Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat, odour, or noise.

7.5	Security: The Tenant shall take all reasonable security measures as are necessary to protect and safeguard the Premises and its contents. The Tenant shall repair, at its cost, or the Tenant shall reimburse the Landlord for the cost of repair of any and all damages caused to the Building or the Premises resulting from burglary or other unlawful entry to the Premises,

Article 8 – UTILITIES

8.1	Separately Metered Utilities: The Tenant shall be solely responsible for and shall promptly pay all charges and applicable taxes for water, gas, electricity, telephone and other public and private Utilities and services used or consumed in or in respect of the Premises, and for all fittings, machines, apparatus or other things leased or purchased in respect thereof, and for all work or services performed by any corporation or commission in connection with such Utilities or services. Should the Landlord elect to supply water, gas, electricity and/or sewer services for the Building, or any other utility or service used or consumed in the Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor shall the Landlord have any obligation with respect to, any interruption or cessation of, or a failure in the supply of, any such Utilities, services or systems (including, without limitation, the water and sewage systems) to the Building or to the Premises, whether or not supplied by the Landlord or others.

8.2	Upon the request of the Landlord, either prior to the Commencement Date or at any time during the Term, the Tenant shall install its own separate meter(s) for the Premises at its own expense if so requested by the Landlord. In the event that separate meters are not installed for the Premises, the Tenant shall pay its share of the total costs incurred by the Landlord in the supply of all Utilities and services to the Building, as reasonably and equitably determined by the Landlord, having regard, among other things, to the Tenant’s connected load and then current applicable commercial rates for the municipality in which the Premises are located, and the Tenant shall pay monthly, in advance with installments of monthly rent, all such Utility and service charges so applicable to the Premises. Notwithstanding anything herein contained to the contrary, if at any time during the Term the Landlord should determine, in its sole discretion, that the Tenant’s use of any Utility or service used or consumed in or in respect of the Premises is in any way unusual or of an excessive nature, the Landlord may, at its option but at the sole cost and expense of the Tenant, install in the Premises a separate meter or submeter with respect to such Utility or service, whereupon the Tenant’s costs in connection with such Utility or service shall be determined in accordance with such separate meter or submeter.

8.3	Where a separate meter has been installed to measure the amount of any Utilities supplied to the Premises the Tenant covenants that it shall supply and deliver to the Landlord within thirty (30) days of taking occupation of the Premises or within thirty (30) days of the installation of such a meter, the account and meter number relating to the relevant meter. The Tenant shall, at the commencement of the Term or occupancy of the Premises if earlier and on or prior to the Expiry Date, and, if there has been an assignment or subletting on the date of such assignment or subletting, notify the relevant utility corporation of any change of the Tenant or termination of tenancy with respect to the Premises.

Article 9 – SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

9.1	Operation of Building: During the Term the Landlord shall operate and maintain the Building in accordance with standards from time to time prevailing for similar buildings in the area in which the Building is located and in accordance with the Environmental and Sustainability Objectives, and subject to participation by the Tenant by payment of Occupancy Costs under Section 4.3 shall provide the services set out in Sections 9.2 and 9.3.

9.2	Services to Premises and/or Building: The Landlord shall arrange for the provision of:

(a)	Basic Services: heat, ventilation, and air conditioning (“HVAC”), lighting, electric power, running water, and janitor service in the Common Areas;

(b)	Maintenance maintenance, repair, and replacement as set out in Section 9.3;

(c)	Parking: the Tenant and visitor parking; and

(d)	Security: the Landlord shall provide security, usual for a building of this type, if required during the Term.

9.3	Maintenance Repair and Replacement: The Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of the Landlord’s services under Section 9.2 (except such as may be installed by or for or be the property of the Tenant), shall be responsible to ameliorate any defects in the initial construction of the Building, and shall be responsible for and shall expeditiously maintain and repair the foundations, structure and roof of the Building provided that:

(a)	if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, the Landlord shall have a reasonable time in which to complete the necessary repair or replacement (not to exceed 10 days unless the parties otherwise agree or unless repair or replacement within 10 days is not reasonably possible), and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

(b)	the Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes beyond the reasonable control of the Landlord;

(c)	the Landlord shall use reasonable diligence in carrying out its obligations under this section, but except as expressly provided otherwise in this Lease, there shall be no allowance to the Tenant by way of diminution of Rent, or otherwise, and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to the business arising from the happening of the event which gives rise to the need for any repairs, alterations, additions or improvements or from making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in and to the fixtures, appurtenances and equipment thereof. The Landlord agrees to use its reasonable commercial efforts to do any work done by it in such a manner as not to unreasonably interfere with or impair the Tenant’s use of the Premises;

(d)	no reduction or discontinuance of such services under this Section shall be construed as an eviction of the Tenant or (except as specifically provided in this Lease) release the Tenant from any obligation of the Tenant under this Lease; and

(e)	nothing contained herein shall derogate from the provisions of Article 18.

9.4	Additional Services:

(a)	If from time to time as requested in writing by the Tenant, and to the extent that it is reasonably able to do so, the Landlord shall provide in the Premises services in addition to those set out in Section 9.2, provided that the Tenant shall within ten (10) days of receipt of any invoice for any such additional services pay the Landlord therefor at such reasonable rates as the Landlord may from time to time establish plus an Administration Fee.

(b)	The Tenant shall not without the Landlord’s written consent install in the Premises equipment that generates sufficient heat to affect the temperature otherwise maintained in the Premises by the heating, ventilation and air conditioning system as normally operated. The Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning systems, as may in the Landlord’s reasonable opinion be required to maintain proper temperature levels and the Tenant shall pay the Landlord within ten (10) days of receipt of any invoice for the cost thereof, including installation, operation and maintenance expense plus an Administration Fee.

(c)	If the Landlord shall from time to time reasonably determine that the use of any Utilities in the Premises is disproportionate to the use thereof by other tenants, the Landlord may separately charge the Tenant for the excess costs attributable to such disproportionate use. At the Landlord’s request, the Tenant shall install and maintain at the Tenant’s expense, metering devices for checking the use of any such Utilities in the Premises.

9.5	Alteration by the Landlord: The Landlord may from time to time:

(a)	make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises where necessary to serve the Premises or other parts of the Building;

(b)	make changes in or additions to any part of the Building not in or forming part of the Premises; and

(c)	change or alter the Building services or facilities, the location of driveways, sidewalks or other Common Areas, and to extend existing buildings or erect new buildings or extend existing buildings above the Premises or other rentable premises or Common Areas of the Building, or add new Common Areas to or on the Building;

provided that in doing so the Landlord shall not materially disturb or interfere with the Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall repair any damage to the Premises caused thereby.

9.6	Access by the Landlord: The Tenant shall permit the Landlord, its agents or others authorized by it to enter the Premises outside Normal Business Hours, and during Normal Business Hours in case of an emergency or where such entry will not unreasonably disturb or interfere with the Tenant’s use of the Premises and operation of its business, to examine, inspect, and show the Premises to persons wishing to lease them or to purchase the Building, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps, as the Landlord may deem necessary for the safety, improvement, compliance with the Environmental and Sustainability Objectives or preservation of the Premises or the Building. The Landlord shall whenever possible consult with or give reasonable notice to the Tenant prior to such entry, except in the case of an emergency, but in any event no such entry shall constitute an eviction or entitle the Tenant to any abatement of Rent.

9.7	Notice of Letting and Inspection by Prospective Tenants: At any time within one hundred eighty (180) days prior to the expiry or sooner termination of this Lease or at any time when the Tenant is in arrears of Rent equal to an amount greater than one month’s Base Rent for more than thirty (30) days, any prospective tenant or its representative may inspect the Premises and all parts thereof at all reasonable hours if accompanied by the Landlord or its agent or agents, or unaccompanied on production of a written order signed by the Landlord or its agent or agents.

9.8	[Intentionally deleted.]

9.9	Energy Conservation and Security Policies: The Landlord shall be deemed to have observed and performed those things required to be observed and performed pursuant to the terms of this Lease, including those relating to the provision of utilities and services, if in doing so it acts in accordance with a directive, policy or request of an Authority.

9.10	Health Emergency: If a Health Emergency exists, the Landlord may amend, supplement or otherwise enforce any existing Health Emergency rules or regulations in existence, may impose additional rules and regulations, and may impose restrictions to mitigate or minimize the effects of the Health Emergency. Without limiting the generality of the foregoing:

(a)	during a Health Emergency, the Landlord shall be entitled to restrict or limit access to the Building to employees of the Tenant only, and/or to prohibit entry by visitors or invitees for a reasonable period of lime during such event;

(b)	the Landlord shall have the right during a Health Emergency to require the Tenant to decontaminate all or any part of the Premises, in a manner reasonably approved by the Landlord, failing which the Landlord shall be entitled to enter the Premises and do so at the Tenant’s expense. Any steps that the Landlord may choose to take are in its sole and unfettered discretion and nothing herein shall obligate the Landlord to effect any such decontamination; and

(c)	the Landlord shall be entitled during a Health Emergency to close all or any part of the Building if it determines that it is not safe to continue to operate the Building or certain parts of the Building.

Article 10 – MAINTENANCE, REPAIR, ALTERATIONS AND IMPROVEMENTS BY TENANT

10.1	Condition of Premises: Except to the extent that the Landlord is specifically responsible thereof under this Lease, the Tenant shall maintain the Premises and all Leasehold Improvements therein in good order and condition, including:

(a)	HVAC: Where any HVAC equipment services the Premises on an exclusive basis the Tenant shall provide regular ongoing maintenance for HVAC equipment and shall ensure that the HVAC equipment is maintained by contractors under a maintenance contract which shall provide for not less than two (2) full inspections per year and which shall be acceptable to the Landlord, acting reasonably. If requested in writing by the Landlord, the Tenant shall forward a copy of the maintenance contract and associated inspection reports within five (5) business days of such request. The cost of such contractors shall be payable by the Tenant. Notwithstanding the foregoing, if the Landlord elects to take out an ongoing maintenance contract with respect to the HVAC systems contained in the Building, the Landlord shall be responsible for the regular ongoing maintenance of the HVAC systems provided that all costs of such maintenance and of the maintenance contracts shall be charged by the Landlord to the Tenant as Occupancy Costs;

(b)	Painting: Repainting and redecorating the Premises and cleaning drapes and carpets at reasonable intervals as needed;

(c)	Plumbing Facilities: The plumbing facilities, if any, in the Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substances of any kind shall be thrown therein and the expenses of any breakage, stoppage or damage resulting from a violation of this Section, shall be borne by the Tenant. For clarity, the Tenant shall be permitted to use the plumbing facilities of the Premises to dispose of water containing saponins and other natural quinoa-processing byproducts in accordance with the standards of the food production industry;

(d)	Repairs, Replacements: Making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any Authority, of all fixtures and things which at any time during the Term of this Lease are located or erected in or upon the Premises (including but not limited to signs, the inside and the outside of the ground floor windows, partitions and doors, lighting, wiring, plumbing, and electrical fixtures), such repair and maintenance to be made by the Tenant when, where and so often as needed shall be, always excepting only:

i)	reasonable wear and tear;

ii)	repairs required to be made by the Landlord pursuant to Section 9.3; and

iii)	repairs necessitated by damage from hazards against which the Landlord is required to insure hereunder;

unless such excepted repairs are necessitated by the acts or omissions of the Tenant, its agents, employees, invitees or licensees. The cost of any repair, decoration, maintenance, amendment or replacement required to be made in or to any portion of the Building directly as a result of any act or omission of the Tenant, its employees, servants, agents or licensees shall be paid in full by the Tenant.

10.2	Failure to Maintain Premises: If the Tenant fails to perform any obligation under Section 10.1, then on not less than ten (10) days’ written notice to the Tenant, the Landlord may enter the Premises and perform such obligation without liability to the Landlord for any loss or damage to the Tenant thereby incurred and the Tenant shall pay the Landlord for the cost thereof, plus an Administration Fee, within ten (10) days of receipt of the Landlord’s invoice therefor.

10.3	Alterations by the Tenant: The Tenant may from time to time at its own expense make changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall comply with the requirements set forth in Schedules E and F attached hereto.

10.4	Increase in Property Taxes or Insurance: Any increase in property taxes or fire or casualty insurance premiums for the Building attributable to the Tenant’s alterations, additions or improvements shall be solely borne by the Tenant.

10.5	Work by the Landlord: In the event the Tenant requires any of the following work, it shall be carried out at the Tenant’s sole expense by the Landlord, at the Landlord’s option, or by the Tenant subject to the prior written approval of the Landlord by such contractors as the Tenant may select, provided such contractors are properly licensed and adequately insured in the reasonable opinion of the Landlord:

(a)	work relating to heating, cooling, ventilation, exhaust control, electrical distribution and life safety systems;

(b)	work on the roof of the Building including the installation of telecommunications equipment;

(c)	patching of Building standard fireproofing;

(d)	any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duct equipment, or openings in the floors, walls, columns or roofs of the Building; and

(e)	installation of approved modifications to the sprinkler system.

The Tenant shall pay the Landlord an Administration Fee for the Landlord’s supervision and/or management of such work.

10.6	Property of the Tenant: All Leasehold Improvements to the Premises, whether installed or constructed by the Tenant, shall remain the property of the Tenant when constructed or installed, provided that the Tenant shall be solely responsible for insuring, repairing, maintaining and, if requested by the Landlord, for removal of the same at the expiry of the Term, restoring the Premises to substantially the same condition in which the Tenant received them.

10.7	Trade Fixtures and Personal Property: The Tenant may install in the Premises its usual first class trade fixtures and personal property appropriate for the Tenant’s business in a proper manner, provided that:

(a)	no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building;

(b)	the charge for the cost of any and all damages to the Building resulting from such installation will be paid by the Tenant;

(c)	such installation does not contravene the provisions of Section 10.3;

(d)	the Tenant will not bring upon the Premises any safe, vault, machinery, equipment, article or thing that by reason of its weight, size or use might, in the opinion of the Landlord, damage the Premises and will not at any time overload the floors of the Premises. If damage is caused to the Building or any part thereof by any machinery, equipment article or thing by overloading, or by any act, neglect or misuse on the part of the Tenant or any person in law responsible the Tenant shall forthwith repair the same; and

(e)	no trade fixtures, furniture or equipment shall be removed by the Tenant from the Premises during the Term except that the Tenant may, at the appointed time, remove its trade fixtures, furniture and equipment where such items have become excess for the Tenant’s purposes or the Tenant is substituting therefor new items. The Tenant shall, in the case of every removal, make good any damage or injury caused to the Premises or the Building by reason of such removal.

10.8	Builder’s Liens: The Tenant shall pay before delinquency all costs for work done or caused to be done by the Tenant in the Premises which could result in any lien or encumbrance being placed on the Landlord’s interest in the Lands or Building or any part thereof, shall keep the title to the Lands or Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless the Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labour for such work. The Tenant shall immediately notify the Landlord of any such lien, claim of lien or other action of which it has or reasonably should have had knowledge of and which affects the title to the Lands or Building or any part thereof, and shall cause the same to be removed within fifteen (15) days, failing which the Landlord may take such action as the Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by the Tenant to the Landlord.

10.9	Signage: The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the outside of the Building or visible from the outside of the Building, nor shall the Tenant paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of the Premises or inside the Premises but visible from the outside without written consent of the Landlord. The Tenant at the termination of this Lease shall remove any such signs or other advertising material, and the Tenant shall promptly repair any and all damage caused by its installation or removal. The cost of such signage, installation, operations, insurance and erection thereof shall be borne entirely by the Tenant and shall be payable upon demand.

10.10	Telecommunications: The Tenant acknowledges and agrees that all telephone and telecommunications services desired by the Tenant shall be ordered and utilized at the sole expense of the Tenant and only with the prior written consent of the Landlord. All the Tenant’s or its providers telecommunications equipment shall be and remain solely in the Premises or, only with the written approval of the Landlord, on the roof of the Building above the Premises, in accordance with rules and regulations adopted by the Landlord from time to time. The Landlord shall have no responsibility for the maintenance of the Tenant’s or its provider’s equipment, including wiring, nor for any wiring or other infrastructure to which the Tenant’s telecommunications equipment may be connected. The Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, the Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of the Tenant at its expense to obtain substitute service.

Without limitation of the foregoing standard, it shall be reasonable for the Landlord to refuse to give its approval unless all of the following conditions are satisfied:

i)	prior to the installation of any equipment the provider shall provide plans and specifications for the installation of its equipment for the Landlord’s prior approval, however the placement of any of the providers equipment on the roof of the Building shall be in a location determined by the Landlord in its sole discretion, and the provider shall use existing Building conduits and pipes or use contractors approved by the Landlord, and agrees to remove, at the Landlord’s request, all cabling at the expiry or earlier termination of the Term of the Lease;

ii)	prior to commencement of any work in or about the Building by the provider, the provider shall execute the Landlord’s standard telecommunications agreement, and shall supply the Landlord with such written indemnities, insurance, financial statements, and such other items as the Landlord reasonably determines to be necessary;

iii)	the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by the Landlord to be necessary to protect the interests of the Building, the tenants in the Building and the Landlord; and

iv)	the Landlord shall receive from the provider such compensation as determined by the Landlord for the fair market value of a provider’s access to the Building, and the costs which may reasonably be expected to be incurred by the Landlord; and

v)	the Landlord shall incur no expense whatsoever with respect to any aspect of the provider’s provision of its services, including without limitation, the costs of installation, materials and services.

In the event that telecommunications equipment, wiring and facilities or satellite and antennae equipment of any type installed by or at the request of the Tenant within the Premises, on the roof, or elsewhere within or in the Building causes interference to equipment used by another party, the Tenant shall assume all liability related to such interference. The Tenant shall use reasonable efforts, and shall co-operate with the Landlord and other parties, to promptly eliminate such interference. In the event that the Tenant is unable to do so, the Tenant will substitute alternative equipment that remedies the situation. If such interference persists, the Tenant shall discontinue the use of such equipment, and, at the Landlord’s discretion, remove such equipment according to foregoing specifications.

10.11	Energy Conservation: The Tenant covenants with the Landlord:

(a)	that the Tenant will co-operate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Premises, where such energy conservation is required by an Authority or by applicable law;

(b)	that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Premises or the Building;

(c)	that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to conserving such energy in accordance with good management practice and as would be made by a prudent owner of like property of like age; and

(d)	that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to the Building, shall be included in Occupancy Costs.

The Landlord shall not be liable to the Tenant in any way for any losses, costs, damages or expenses, whether direct or consequential paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord’s compliance with such laws, by-laws, regulations or orders.

Article 11 – INSURANCE

11.1	Tenant’s Insurance: The Tenant, at its expense, will maintain, throughout the Term and any period when it is in possession of all or any portion of the Premises, the insurance as described below.

The Tenant will cause each such insurance policy to:

i)	be primary, non-contributing with, and not in excess of, any other insurance available to the Landlord or any mortgagee;

ii)	where the Landlord, its agent and the mortgagee are added as additional insureds, contain a waiver in respect of the interests of the Landlord, its agent and the mortgagee of any provision in any such insurance policies with respect to any breach or violation of any warranties, representations, declarations or conditions in such policies, and be in a form and with insurers satisfactory to the Landlord and the mortgagee; and

iii)	upon request from the Landlord or upon the placement, renewal, amendment or extension of all or any part of the insurance, the Tenant will immediately deliver to the Landlord certificates of insurance signed by the Tenant’s insurers evidencing the required insurance.

The Tenant’s insurance shall contain the following:

(a)	Property Insurance:

i)	broad form contents coverage, including flood, earthquake, subject to a stated amount clause, replacement cost clause, and by-law endorsement clause; and

ii)	comprehensive boiler and machinery insurance on all objects owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises with reasonable deductibles.

The insurance under this Section 11.1(a) will insure all property owned by the Tenant or for which the Tenant is legally liable, located within the Building, including, but not limited to, the Tenant’s contents, Tenant’s Work, property of others in the Tenant’s care, custody or control and Leasehold Improvements, in an amount not less than the full replacement cost thereof and twelve (12) months direct or indirect loss of earnings, including prevention of access to the Premises or the Building.

(b)	Liability Insurance:

i)	Five Million Dollars ($5,000,000) inclusive limits occurrence form commercial general liability (CGL) insurance. This insurance will include coverage for bodily injury or property damage, owners’ products and completed operations, intentional acts to protect persons or property, personal injury, advertising liability, employers’ liability, blanket contractual liability coverage, provision of cross liability, severability of interests and non-owned automobile liability form; and

ii)	One Million Dollars ($1,000,000) Tenant’s legal liability broad form (TLL) insurance.

(c)	Automobile Insurance:

One Million Dollars ($1,000,000) inclusive limits automobile liability insurance on an owner’s form, covering all licensed vehicles operated by or on behalf of the Tenant.

(d)	Crime Insurance:

Insurance for all damage sustained due to burglary of the Premises.

(e)	Other Insurance:

Any other form of insurance and with whatever higher limits that the Landlord or the Mortgagee reasonably requires from time to time.

11.2	Cancellation of Tenant’s Insurance and Additional Insureds: Any insurance called for under Section 11.1 of this Lease shall be endorsed to provide to the Landlord, its agent and the mortgagee thirty (30) days advance written notice of cancellation or material change and shall name the Landlord, its agent and the mortgagee as additional insureds with regard to the operations of the named insured.

If any insurance policy upon the Building or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, refused to be renewed or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Premises forthwith by leaving upon the Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as are contained in Article 21; or (b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, plus an Administration Fee and the Landlord shall not be liable for any loss or damage caused to any property of the Tenant or of others located on the Premises as a result of any such entry.

11.3	Placement of Tenant’s Insurance by Landlord: If the Tenant fails to take out, renew or keep in force any of the policies of insurance required to be taken out and maintained by the Tenant under Section 11.1, the Landlord may do so as agent of the Tenant and the Tenant shall reimburse the Landlord any amount so paid by the Landlord as agent of the Tenant plus an Administration Fee promptly upon demand by the Landlord.

11.4	Landlord’s Insurance: Landlord shall, at all times throughout the Term, carry:

(a)	broad form property of every description (POED) insurance on the Building and Comprehensive Boiler and Machinery insurance on the equipment contained therein and owned by the Landlord (specifically excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to Section 11.1 or similar sections of their respective leases), such insurance endorsed to cover the gross rental value of the Building, all in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. Without limiting the generality of the foregoing, the Landlord shall be entitled to effect and maintain during the Term, property and business interruption insurance that would provide for, to the extent available on commercially reasonable terms, environmental or other building accreditation recertification costs, sustainable re-engineering or sustainability design costs incurred after a loss, the incremental costs of debts removal and recycling after a loss, and any additional reconstruction costs associated with reconstruction of the Building to a leading energy conservation and/or sustainability standard equivalent to or greater than any certification or designation of the Building at the time of the damage;

(b)	commercial general liability (CGL) insurance with respect to the Landlord’s operations in the Building in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location; and

(c)	such other form or forms of insurance as the Landlord or the mortgagee reasonably considers advisable.

The cost of such insurance shall be included in Operating Expenses. Notwithstanding the Landlord’s covenant contained in this Section 11.4 and notwithstanding any contribution by the Tenant to the cost of the Landlord’s insurance premiums provided herein, the Tenant acknowledges and agrees that (i) the Tenant is not relieved of any liability arising from or contributed to by its acts, fault, negligence or omissions; (ii) no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord; and (iii) the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

Article 12 – INDEMNITY

12.1	Loss or Damage:

The Tenant agrees that the Landlord shall not be liable or responsible in any way to the Tenant or any other person for any of the following, unless caused by the gross negligence or willful misconduct of the Landlord:

(a)	any injury arising from or out of any occurrence in, upon, at or relating to the Building or Lands or any part thereof or any loss or damage to property (including loss of use thereof) of the Tenant or any other person located in the Building, or the Lands or any part thereof from any cause whatsoever;

(b)	(without limiting the generality of the foregoing provisions of this Section 12.1) any injury to the Tenant or any other person or loss or damage to property resulting from: fire; smoke; explosion; falling plaster; ceiling tiles; fixtures or signs; broken glass; steam; gas; fumes; vapours; odours; dust; dirt; grease; acid; oil; any Hazardous Substance; debris; noise; air or noise pollution; theft; breakage; vermin; electricity; computer, utility, communication or electronic equipment or systems malfunction, breakdown or stoppage; electromagnetic radiation; electrical injury; water; rain; flood; flooding; freezing; tornado; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; or leaks or discharges from any part of the Building (including the Premises), or from any pipes, sprinklers, appliances, equipment (including, without limitation, heating, ventilation and air-conditioning equipment) electrical or other wiring, plumbing fixtures, roof(s), windows, skylights, doors, trapdoors, or subsurface of any floor or ceiling of any part of the Building, or from the street or any other place, or by dampness or climatic conditions, or from any defect in the Building or any part thereof, or from any other cause whatsoever;

(c)	any injury, loss or damage caused by other tenants or any persons in the Building, or by occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public or quasi-public work, or by interruption, cessation or failure of public or other utility service, or caused by Force Majeure;

(d)	any injury to the Tenant or any other person or any loss or damage suffered to the Premises or the contents thereof by reason of the Landlord or its representatives entering the Premises to undertake any work therein, or to exercise any of the Landlord’s rights or remedies hereunder, or to fulfill any of the Landlord’s obligations hereunder, or in the case of emergency;

(e)	any injury, loss or damage insured against or required to be insured against by the Tenant under Section 11.1;

(f)	any injury, loss or damage caused by an act or omission (including theft, malfeasance or negligence) on the part of the agent, contractor or person from time to time employed by the Tenant to perform janitor services, security services, supervision or any other work in or about the Premises or the Building;

(g)	any loss or damage, however caused, to merchandise, stock-in-trade, money, securities, negotiable instruments, papers or other valuables of the Tenant;

(h)	any injury, loss or damage resulting from interference with or obstruction of deliveries to or from the Premises; or

(i)	any injury or damages not specified above to the person or property of the Tenant, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of the Tenant.

The Tenant expressly releases the Landlord for any injury or loss or damage to property caused by perils insured against or required to be insured against by the Tenant pursuant to the provisions of Section 11.1 hereof. Without limiting the generality of the provisions of this Section 12.1, (i) all property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only, and (ii) the Tenant shall promptly indemnify and hold harmless the Landlord from and against any and all claims, losses, actions, suits, proceedings, causes of action, demands, damages, fines, duties, judgments, executions, costs, charges, payments and expenses including any professional consultant and legal fees (on a solicitor and his/her own client basis) (collectively, “Claims”) arising out of or in connection with (A) any loss of or damage to such property, including loss of use thereof, and including, without limitation, any subrogation claims by the Tenant’s insurers, and (B) any injury referred to in this Section 12.1. The intent of this Section 12.1 is that the Tenant (and any persons having business with the Tenant) is to look solely to the Tenant’s insurers to satisfy any Claims which may arise on account of injury, loss or damage, irrespective of the cause.

12.2	Indemnification of Landlord: Notwithstanding any other terms, covenants and conditions contained in this Lease, unless resulting from the gross negligence or willful misconduct of the Landlord, the Tenant shall promptly indemnify and hold completely free and harmless the Landlord from and against any and all Claims in connection with any injury or any loss or damage to property:

(a)	arising from or out of this Lease, or any alterations in, to or for the Premises, or any occurrence in, upon or at the Premises, or the occupancy or use by the Tenant of the Premises, or any part thereof, or occasioned wholly or in part by any fault, default, negligence, act or omission of the Tenant or by any person permitted to be on the Premises by the Tenant; and

(b)	arising from, relating to or occurring in, upon or at any part of the Building (other than the Premises) occasioned in whole or in part by any fault, default, negligence, act or omission by the Tenant or any of the directors, officers, servants, employees, contractors, agents, invitees and licensees of the Tenant and all other persons over whom the Tenant (i) may reasonably be expected to exercise control, and (ii) is in law responsible.

If the Landlord shall be made a party to any litigation commenced by or against the Tenant, the Tenant shall promptly indemnify and hold harmless the Landlord and shall pay the Landlord all costs and expenses, including, without limitation, any professional, consultant and legal fees (on a solicitor and his/her own client basis) that may be incurred or paid by or on behalf of the Landlord in connection with such litigation, as Rent, on demand, unless such litigation is commenced as a result of the gross negligence or willful misconduct of the Landlord. The Landlord may, at its option and at the Tenant’s expense, participate in or assume carriage of any litigation or settlement discussions related to the foregoing or any other matter for which the Tenant is required to indemnify the Landlord under this Lease. Alternatively, the Landlord may require the Tenant at the Tenant’s expense to assume carriage of and responsibility for all or any part of such litigation or discussions, subject to the Tenant at all times keeping the Landlord up to date in writing as to the status thereof.

The indemnification of the Landlord contained in this Section 12.2 shall not be prejudiced by, and shall survive the termination of, this Lease.

Article 13 – ASSIGNMENT AND SUBLETTING

13.1	Assignment or Subletting: The Tenant will not assign, transfer, sublet, part with or share possession or set over or permit the Premises to be occupied or used by a licensee or concessionaire or otherwise by any act or deed permit the Premises or any part of them to be assigned, transferred, set over or sublet, whether by operation of law or otherwise, (individually and collectively, a “Transfer”) unto any persons, firm, partnership or corporation whomsoever except with prior consent of the Landlord, as set out herein. Notwithstanding the foregoing, the Tenant shall not assign or sublet all or part of the Premises to any other tenant in the Building.

If the Tenant desires to assign this Lease or sublet the Premises or any portion thereof to a named third party (the “Transferee”), the Tenant shall first provide the Landlord with any information the Landlord may reasonably require, including a true copy of the agreement to assign or sublet (the “Transfer Agreement”); evidence as to the responsibility, reputation, financial standing and business of the Transferee; a completed credit check application in the Landlord’s form; and if any Leasehold Improvements are contemplated to be undertaken, then plans and specifications, including but not limited to, mechanical, electrical and structural drawings (collectively the “Transfer Information”). The Tenant shall give at least thirty (30) days’ prior written notice to the Landlord of the proposed Transfer and the effective date thereof.

Any request for a Transfer may be documented by the Landlord or, at the Landlord’s option, by its solicitors, and the Landlord’s then current standard fee (the “Documentation Fee”), any legal costs and any third party costs including, but not limited to, architects or consultants fees (collectively, the “Transfer Fee”) with respect thereto shall be payable by the Tenant on demand.

13.2	Landlord’s Rights: Upon receipt of the request for consent, the Transfer Information and the Documentation Fee, the Landlord shall have the following rights:

(a)	to sublease from the Tenant the Rentable Area to be sublet or assigned under the Transfer Agreement on the same terms and conditions as set out in the Transfer Agreement (except in respect of rent which shall be the lesser of the Rent paid therefor by the Tenant under this Lease or the rent specified in the Transfer Agreement) by giving written notice to the Tenant within fourteen (14) days of receipt of a true copy of the request for consent, the Transfer Information and the Documentation Fee; or

(b)	to terminate this Lease in respect of the Rentable Area to be sublet or assigned under the Transfer Agreement, however if such area is greater than 50% of the Rentable Area of the Premises then the Landlord shall have the right to terminate this Lease in respect of the total Rentable Area of the Premises, as set out in Section 13.3; or

(c)	to withhold its consent to a Transfer of a portion of the Premises where, in the Landlord’s sole opinion the premises resulting from such a demise would have unreasonable configurations or access exit points;

(d)	to withhold its consent to a Transfer where the intended use of the Premises by the proposed Transferee is inconsistent with the terms of this Lease, the proposed Transferee is a governmental agency, or where in the Landlord’s judgment, the proposed Transferee has an unsatisfactory financial covenant or business history.

13.3	Termination by the Landlord: The Landlord’s termination rights set out in Section 13.2(b) shall be exercised by giving written notice to the Tenant within fourteen (14) days of receipt by the Landlord of the request for consent, the Transfer Information and the Documentation Fee, and the termination date shall be the date stipulated in the Landlord’s notice which shall in no event be less than sixty (60) days nor more than ninety (90) days following the giving of such notice by the Landlord.

13.4	Termination of Subleased Area: If the Landlord exercises its rights set out in Section 13.2(a), the Landlord shall have an additional right to terminate this Lease in respect of the Rentable Area sublet by the Tenant to the Landlord and such additional right of termination shall be exercised by giving written notice to the Tenant not less than seven (7) days prior to the end of the term of sublease to the Landlord and the termination date shall be the day following the end of the term of the sublease. If this Lease is terminated by the Landlord with respect to a part of the Premises, the Rent payable under this Lease shall thereafter abate proportionately and all other appropriate recalculations shall be made to recognize that the rentable area of the Premises under this Lease has been reduced.

13.5	Consent to Assignment or Subletting: If the Landlord does not exercise its rights set out in Sections 13.2(a), (b), (c), or (d) above, the Tenant may sublet the Premises or assign this Lease, as applicable, subject to the consent of the Landlord being first obtained, which consent may be conditional upon the following:

(a)	the Tenant delivering the Transfer Fee to the Landlord;

(b)	if the Base Rent (net of reasonable out of pocket costs for commissions, cash allowances and leasehold improvements required by and made for, or on behalf of, the Transferee by the Tenant, amortized on a straight line basis over the term of the Transfer) to be paid by the Transferee exceeds the Base Rent payable by the Tenant under this Lease, the amount of such excess shall be paid forthwith by the Tenant to the Landlord;

(c)	the Transferee executing and delivering a consent agreement, on the Landlord’s standard form agreeing to be bound by the terms of the Lease; and

(d)	if the Landlord consents to a Transfer or a consent to transfer is obtained by the Order of Court of competent jurisdiction, the Landlord shall have the right to increase Base Rent payable for the balance of the Term to fair market value for similar improved premises in similar buildings in the city in which the Building is located.

13.6	Improvements at the Tenant’s Cost: In the event any partial sublease or partial assignment is made pursuant to this Article 13, the Tenant shall bear the cost of all Leasehold Improvements (including, without limiting the generality of the foregoing, all demising walls, entrance doors, mechanical and electrical modifications) necessary to separate the area to be sublet or assigned from the remainder of the Premises and the Tenant shall also be responsible for the removal of all Leasehold Improvements, if requested by the Landlord, at the expiry of all sublease agreements.

13.7	Tenant’s Obligations Continue: No assignment or disposition by the Tenant of this Lease or of any interest under this Lease shall relieve the Tenant from the performance of its covenants, obligations or agreements under this Lease. Such assignment or other disposition shall render null and void at the time of such assignment or other disposition any options to renew contained in this Lease and any options or rights to additional area unless the Landlord shall have otherwise agreed in writing.

13.8	No Deemed Consent: The Landlord’s consent to any Transfer shall not be effective unless given by the Landlord in writing, and no such consent shall be deemed or presumed by any act or omission of the Landlord other than consent in writing, nor shall any consent be deemed to be a consent to any future Transfer by the Tenant or by any Transferee. Without limiting the generality of the foregoing, the Landlord may collect Rent and any other amounts from any Transferee and apply the net amount collected to the Rent and other amounts payable pursuant to this Lease, and the collection or acceptance of such amounts shall not be deemed to be a waiver of the Landlord’s rights under this Article 13 nor an acceptance of or consent to any such Transfer.

13.9	Subsequent Assignments: The Landlord’s consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent assignment, transfer, subletting, use or occupation.

13.10	[Intentionally deleted.]

13.11	Securing Loan: The restrictions on assigning and subletting as aforesaid shall apply, mutatis mutandis, to any assigning, subletting, mortgaging or other transferring of the Premises or this Lease or Leasehold Improvements by the Tenant for the purpose of securing any loan.

13.12	Unamended Lease Terms: If the Tenant receives the Landlord’s written consent to a Transfer under the provisions of this Article 13, the Tenant, the Landlord and proposed Transferee specifically agree that notwithstanding anything to the contrary contained herein, all terms, covenants and conditions of this Lease shall remain as herein specified including, without limitation, the provisions of this Lease relating to the use, business name and character of the business, unless such sections are specifically amended in writing between the Tenant and the Landlord.

13.13	No Advertising: The Tenant shall not advertise the whole or any part of the Premises or this Lease for the purpose of a Transfer and shall not print, publish, post, display or broadcast any notice or advertisement to that effect and shall not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice, advertisement or offer is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord’s right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the rental rate of the Premises.

Article 14 – SURRENDER

14.1	Possession: At the expiration or earlier termination of the Term, the Tenant shall peaceably surrender and yield up to the Landlord the Premises in good and substantial repair and condition in accordance with its covenants to maintain and repair the Premises, which repair and conditioning shall include but not be limited to ensuring the dock doors, dock levellers, dock seals, and bumpers (all of which may, at the Landlord’s discretion be subject to professional inspection at the expense of the Tenant), all warehouse lighting, office lighting, and heating ventilation and air conditioning are in good working order and repair, the cleaning of carpets, walls and flooring prior to surrendering. The Tenant shall surrender all keys for the Premises to the Landlord at the place then fixed for payment of Rent, and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Premises.

14.2	Removal of Improvements, Fixtures and Goods: Upon the expiration or earlier termination of the Term and at the Tenant’s cost, the Tenant shall be responsible to remove all office machines, equipment, furniture, safes or vaults, data and telecommunications cabling and Leasehold Improvements (as may be required by the Landlord), and shall make good any damage caused by reason of the installation and removal of such items. Notwithstanding the foregoing, the Tenant shall not remove any trade fixtures, goods or chattels of any kind from the Premises until all rent and other monies due by the Tenant to the Landlord are paid. Any removal of equipment or Leasehold Improvements, which is undertaken pursuant to this clause, and restoration of the Premises to good order and condition, reasonable wear and tear excepted, shall be completed prior to the expiry of the Term and in accordance with the Environmental and Sustainability Objectives. The Tenant’s obligations to observe or perform this covenant shall survive the expiration or earlier termination of this Lease.

14.3	[Intentionally deleted.]

14.4	Tenant’s Failure to Remove and Repair: Should the Tenant fail to remove any Leasehold Improvements which it has been instructed to remove by the Landlord, or any trade fixtures, goods or chattels of any kind from the Premises or to repair the Premises prior to the expiry or earlier termination of the Term of this Lease then the Landlord may, at its option, remove such Leasehold Improvements which the Landlord had instructed the Tenant to remove, remove trade fixtures, goods or chattels of the Tenant of any kind and repair any damage caused to the Premises by their removal at the Tenant’s expense including an Administration Fee and may dispose of same in any manner which the Landlord sees fit without compensation of any kind whatsoever to the Tenant, all in accordance with Section 21.5.

14.5	Termination of Sublease: The expiry or early termination of the Lease shall at the Landlord’s option terminate all or any subleases.

14.6	Payments After Termination: No payments of money by the Tenant to the Landlord after the expiration or earlier termination of the Term or after giving of any notice (other than a demand for payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to the Tenant prior to the payments of such money. After the service of notice or the commencement of a suit, or after final judgment granting the Landlord possession of the Premises, the Landlord may receive and collect any sums of Rent due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suits or any judgment therefor obtained.

Article 15 – HOLDING OVER

15.1	Month-to-Month Tenancy: If, with the Landlord’s written consent, the Tenant remains in possession of the Premises after the expiration or other termination of the Term, the Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to one and one half times the Base Rent payable by the Tenant in the last month of the Term or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by the Landlord or the Tenant on the last day of any calendar month by delivery of at least thirty (30) days’ advance written notice of termination to the other, as the case may be.

15.2	Tenancy at Sufferance: If, without the Landlord’s written consent, the Tenant remains in possession of the Premises after the expiration or other termination of the Term, the Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to two times the current Rent determined in accordance with Article 4. Such tenancy at sufferance may be terminated by the Landlord at any time by notice of termination to the Tenant on the last day of any calendar month upon thirty (30) days’ advance written notice.

15.3	General: Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of the Lease except any right of renewal and nothing contained in this Article 15 shall be construed to limit or impair any of the Landlord’s rights of re-entry or eviction or constitute a waiver thereof.

Article 16 – RULES AND REGULATIONS

16.1	Purpose: The rules and regulations set forth in Schedule D attached hereto have been adopted by the Landlord for the safety and benefit of all tenants and other persons in the Building. The rules and regulations may differentiate between different types of businesses in the Building, but the Landlord shall not discriminate against the Tenant in the establishment or enforcement of the rules and regulations. All such rules and regulations shall be deemed to be incorporated into and form part of this Lease, provided that if there is a conflict between such rules and regulations and the other provisions of this Lease, such other provisions of this Lease shall in all cases prevail.

16.2	Observance: The Tenant shall, at all times, comply with, and shall cause its employees, agents, licensees and invitees to comply with, such rules and regulations attached hereto as Schedule D hereto. All such rules and regulations shall be read as forming part of this Lease.

16.3	Non-Compliance: The Landlord shall use its reasonable commercial efforts to secure compliance by all tenants and other persons with such rules and regulations from time to time in effect, but shall not be responsible to the Tenant for failure of any person to comply with such rules and regulations.

Article 17 – EXPROPRIATION

17.1	Taking of Premises: If during the Term or any renewal thereof all of the Premises shall be taken for any public or quasi-public use under any statute or by right or expropriation, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the expropriating Authority takes possession of the Premises (the “date of such taking”).

17.2	Partial Taking of Building: If during the Term only part of the Building is taken or purchased as set out in Section 17.1, then:

(a)	if in the reasonable opinion of the Landlord substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, the Landlord shall have the right to terminate this Lease by giving the Tenant at least thirty (30) days’ written notice of such termination, and

(b)	if more than one-third of the number of square feet in the Premises is included in such taking or purchase, the Landlord and the Tenant shall each have the right to terminate this Lease by giving the other at least thirty (30) days’ written notice thereof.

If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the date of such taking.

17.3	Surrender: On any such date of termination under Sections 17.1 or 17.2, the Tenant shall immediately surrender the Premises and all interest therein under this Lease to the Landlord pursuant to Article 14. The Landlord may re-enter and take possession of the Premises and remove the Tenant therefrom, and the Rent shall abate on such date in respect of the portion taken. After such termination, and on notice from the Landlord stating the Rent then owing, the Tenant shall forthwith pay the Landlord such Rent.

17.4	Partial Taking of Premises: If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of the Lease shall expire with respect to the portion so taken on the date of such taking. In such event the Rent payable hereunder with respect to such portion so taken shall abate on such date, and the rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by the Landlord in order to account for the resulting reduction in the number of square feet in the Premises.

17.5	Awards: Upon any such taking or purchase, the Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and the Tenant shall not have or advance any claim against the Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase, provided that if the award compensates landlord above fair market value or for business interruption expenses, the Tenant shall be entitled to its Proportionate Share of any such amounts. Nothing herein shall give the Landlord any interest in or preclude the Tenant from seeking and recovering on its own account from the expropriating Authority any award or compensation attributable to the taking or purchase of the Tenant’s improvements, chattels or trade fixtures, or the removal or relocation of its business. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

Article 18 – DAMAGE BY FIRE OR OTHER CASUALTY

18.1	Limited Damage to Premises: If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord’s Architect, can be substantially repaired under applicable laws and Authority regulations within eighty (80) days from the date of such casualty (employing normal construction methods without overtime or other premium), the Landlord and the Tenant, as the case may be, according to the nature of the damage and their respective obligations to repair, shall repair the damage with all reasonable diligence.

18.2	Major Damage to Premises: If all or part of Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of the Landlord’s Architect, cannot be substantially repaired under applicable laws and Authority regulations within one hundred and eighty (180) days from the date of such casualty (employing normal construction methods without overtime or other premium), then the Landlord may, at its option, elect to terminate this Lease as of the date of such casualty by written notice to the Tenant not more than ten (10) days after receipt of such Architect’s opinion, failing which the Landlord or the Tenant, as the case may be, according to the nature of the damage and their respective obligations under this Lease, shall repair such damage with all reasonable diligence. If such notice of termination is given, the Tenant shall deliver up possession of the Premises to the Landlord within thirty (30) days after delivery of the notice of termination and Rent shall be apportioned and paid to the date on which the Tenant delivers vacant possession of the Premises, subject to any abatement to which the Tenant may be entitled.

18.3	Abatement: If the Landlord is required to repair damage to all or part of the Premises under Sections 18.1 or 18.2 the Rent payable by the Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered unusable by the Tenant in its business, from the date of such casualty until five (5) days after completion by the Landlord of the repairs to the Premises (or part thereof rendered untenantable) or until the Tenant again uses the Premises (or part thereof rendered untenantable) in its business, whichever first occurs.

18.4	Major Damage to Building: If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of the Landlord the Building must be totally or partially demolished or reconstructed whether or not to be reconstructed in whole or in part, the Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to the Tenant not more than sixty (60) days after the date of such casualty, in which event:

(a)	the Tenant shall deliver up possession of the Premises to the Landlord within thirty (30) days after delivery of the notice of termination; and

(b)	Rent shall be apportioned and paid to the date upon which possession has been delivered up.

In the event the Landlord does not terminate this Lease, the Landlord or the Tenant, as the case may be, according to the nature of the damage and their respective obligations under this Lease, shall repair such damage with all reasonable diligence.

18.5	Limitation on the Landlord’s Liability: Except as specifically provided in this Article 18, there shall be no reduction of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to or interference with the Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained herein, Rent payable by the Tenant hereunder shall not be abated if the damage is caused by any act or omission of the Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of the Tenant.

Article 19 – TRANSFERS BY LANDLORD

19.1	Sale, Conveyance and Assignment: Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign or otherwise deal with the Lands or the Building, subject only to the rights of the Tenant under this Lease.

19.2	Effect of Sale, Conveyance or Assignment: A sale, conveyance or assignment of the Lands and Building shall operate to release the Landlord of liability, from and after the effective date thereof, upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and the Tenant shall thereafter look solely to the Landlord’s successor in interest in and to this Lease. This Lease shall not be affected by any such sale, conveyance or assignment, and the Tenant shall attorn to the Landlord’s successor in interest thereunder.

19.3	Subordination: This Lease is and shall be subject and subordinate in all respects to any and all mortgages and security interests now or hereafter placed on the Building or Lands, and to all renewals, modifications, consolidations, replacements and extensions thereof.

19.4	Attornment: If the interest of the Landlord is transferred to any person (herein called the “Purchaser”) by reason of foreclosure or other proceedings for enforcement of any such mortgage, or by delivery of a deed in lieu of such foreclosure or other proceedings, the Tenant shall immediately and automatically attorn to the Purchaser.

19.5	Effect of Attornment: Upon attornment this Lease shall continue in full force and effect as a direct lease between the Purchaser and the Tenant, upon all of the same terms, conditions and covenants as are set forth in the Lease except that, after such attornment, the Purchaser shall not be:

(a)	liable for any act or omission of the Landlord; or

(b)	subject to any offsets or defences which the Tenant might have against the Landlord; or

(c)	bound by a prepayment by the Tenant of more than one month’s installment of Rent, unless such prepayment shall have been approved in writing by Purchaser or any predecessor in interest except the Landlord.

19.6	Execution of Instruments: The subordination and attornment provisions of this Article 19 shall be self-operating and no further instrument shall be required. Nevertheless the Tenant will, within five (5) days after request, sign and deliver any reasonably requested document confirming the subordination or the attornment.

Article 20 – NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION

20.1	Notices: Any notice from one party to the other hereunder shall be in writing and shall be deemed duly served if delivered personally to a responsible employee of the party being served or if delivered by facsimile to the party being served at the number set forth in Section 1.1(k) or if delivered by courier addressee to the Tenant at the Premises (whether or not the Tenant has departed from, vacated or abandoned the same), or to the Landlord at the address set forth in Section 1.1(k) or any other place from time to time established for the payment of Rent. Any notice shall be deemed to have been given at the time of personal delivery or time of facsimile provided confirmation can be confirmed or if by overnight courier the next business day. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be delivered.

The word “notice” in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given from the Landlord to the Tenant or by the Tenant to the Landlord. If there is more than one party named as Tenant, notice to one shall be deemed sufficient as notice to all.

20.2	Acknowledgement: Each of the parties hereto shall at any time and from time to time upon not less than 10 days prior notice from the other execute, acknowledge and deliver a written statement in such form as may be requested by the Landlord acting reasonably certifying that:

(a)	this Lease is in full force and effect, subject only to such modification (if any) as may be set out therein,

(b)	the Tenant is in possession of the Premises and paying Rent as provided in this Lease,

(c)	the dates (if any) to which Rent is paid in advance, and

(d)	that there are not, to such party’s knowledge any uncured defaults on the part of the other party hereunder, or specifying such defaults in any are claimed.

Any such statement nay be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building, or any assignee of any such persons. If the Tenant fails to timely deliver such statement, the Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by the Landlord, and that there are no uncured defaults in the Landlord’s performance.

20.3	Authorities for Action: The Landlord may act in any matter provided for herein by its property manager and any other person who shall from time to time be designated by the Landlord by notice to the Tenant. The Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to the Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for the Tenant shall be deemed to be authorized to act on behalf of the Tenant in any matter provided for herein.

Article 21 – DEFAULT

21.1	Events of Default: In the event of the happening of any one of the following events:

(a)	the Tenant shall have failed to pay a monthly installment of Rent or any other amount payable hereunder when due and such failure continues after ten (10) Business Days’ notice to the Tenant; or

(b)	if any policy of insurance upon the Lands or any part thereof from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance; or

(c)	the Premises or any portion thereof shall, without the prior written consent of the Landlord, be used or occupied by any other persons than the Tenant or its permitted assigns or subtenants or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease; or

(d)	the Premises shall be vacated or abandoned, or remain unoccupied without the prior written consent of the Landlord for fifteen (15) consecutive days or more while capable of being occupied; or

(e)	the Tenant makes a bulk sale of its goods or removes or commences, attempts or threatens to remove its goods, chattels, and equipment out of the Premises (other than in the normal course of its business); or

(f)	the balance of the Term of this Lease or any of the goods and chattels of the Tenant located in the Premises, shall at any time be seized in execution or attachment; or

(g)	the Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for dissolution or bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver or a trustee, receiver or receiver manager or agent or other like person shall be appointed for the business, property, affairs or revenues of the Tenant; or

(h)	the remaining Term of this Lease, or any goods, chattels or equipment of the Tenant is taken or exigible in execution or in attachment, seized or if a writ of execution or a replevin order is issued against the Tenant or its goods or chattels by any creditor of the Tenant; or

(i)	the Tenant fails to observe, perform and keep each and every one of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by the Tenant (other than payment of Rent) and persists in such failure after thirty (30) days’ notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than thirty (30) days to rectify, unless the Tenant commences rectification within thirty (30) days’ notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach);

it shall be deemed an “Event of Default” and the Landlord shall have the rights and remedies set forth in this Article 21, all of which are cumulative and not alternatives and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise. No such remedy shall be exclusive or dependent upon any other such remedy, but the Landlord may from time to time exercise any one or more of such remedies independently or in combination.

21.2	Interest and Costs to Lease Space: The Tenant shall pay to the Landlord interest at a rate equal to five percent (5%) per annum over the prime rate charged by the Landlord’s principal banker to the Landlord, calculated and compounded monthly, upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. The Tenant shall indemnify the Landlord against all costs and charges lawfully and reasonably incurred in enforcing payment thereof, and in obtaining possession of the Premises after default of the Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of the Tenant herein contained.

21.3	Legal Expenses: In case suit shall be brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including reasonable solicitors’ and counsel fees on a solicitor and his/her client basis.

21.4	[Intentionally Deleted.]

21.5	Right of the Landlord to Perform Covenants: All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant’s sole cost and expense, and without abatement of Rent. If the Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof from the Landlord, the Landlord may (but shall not be obligated so to do) perform such an act without waiving or releasing the Tenant from any of its obligations relative thereto, and in so doing to make any payments due or alleged to be due by the Tenant to the third parties and to enter upon the Premises to do any work or other things therein. All sums paid or costs incurred by the Landlord in so performing such acts under this Section 21.5 plus an Administration Fee shall be payable by the Tenant to the Landlord on demand and shall be recoverable by the Landlord as Rent.

21.6	Right to Distrain: If the Tenant is in default pursuant to Section 21.1(a), at the option of the Landlord the following shall become fully and immediately due and payable by the Tenant and the Landlord may immediately distrain for the same, together with any arrears then unpaid:

(a)	the full amount of the current month’s and the next ensuing three months’ installments of Base Rent,

(b)	all expenses incurred by the Landlord in performing any of the Tenant’s obligations under this Lease, re-entering and re-letting, collecting sums due or payable by the Tenant, effecting seizure and realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting.

The Landlord may seize and sell such goods, chattels and equipment of the Tenant whether within the Premises or removed therefrom and may apply the proceeds thereof to all Rent and other payments to which the Landlord is then entitled under this Lease. Any such sale may be effected in the discretion of the Landlord by public auction or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide. If any of the Tenant’s property is disposed of as provided in this Section 21.6, ten (10) days’ prior notice to the Tenant of disposition shall be deemed to be commercially reasonable.

21.7	[Intentionally Deleted.]

21.8	Right to Terminate – General: If the Tenant is in default pursuant to Section 21.1, the Landlord has the right to terminate this Lease by leaving upon the Premises or by affixing to an entrance door to the Premises notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Premises or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding.

Upon the giving by the Landlord of a notice in writing, terminating this Lease, this Lease and the Term shall terminate, Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination forthwith, and there shall immediately become due and payable those amounts payable pursuant to Section 21.13. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Premises to the Landlord, and the Landlord may forthwith re-enter and take possession of them.

21.9	Right to Terminate – Accelerated Rent: The Landlord may terminate this Lease at its sole option if and whenever the Tenant is in default pursuant to Sections 21.1(e) to (h) unless such execution, attachment or similar process, action or proceeding be set aside, vacated, discharged or abandoned within fifteen (15) days after its commencement. In the event that this Lease is terminated pursuant to this Section 21.9 the Tenant shall, in addition to meeting all the requirements of Section 21.8 forthwith pay to the Landlord rent for three (3) months next ensuing after the termination of this Lease as accelerated rent.

21.10	Right to Re-enter: If the Tenant is in default pursuant to Section 21.1, the Landlord has the right to enter the Premises, with or without canceling the Lease, as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) days’ written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any.

21.11	Waiver of Exemption and Redemption: Notwithstanding anything contained in any statute now or hereafter in force limiting or abrogating the right of distress, none of the Tenant’s goods, chattels or trade fixtures on the Premises at any time during the continuance of the Term shall be exempt from levy by distress for Rent in arrears, and upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to levying upon any such goods as are named as exempted in any such statute, the Tenant hereby waiving all and every benefit that could or might have accrued to the Tenant under and by virtue of any such statute but for this Lease. The Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the Tenant being evicted or dispossessed for any cause, or in the event of the Landlord obtaining possession of the Premises, by reason of the violation by the Tenant of any of the terms or conditions of the Lease or otherwise.

21.12	Surrender: If and whenever the Landlord is entitled to or does re-enter, the Landlord may terminate this Lease by giving notice thereof, and in such event the Tenant shall forthwith vacate and surrender the Premises and shall surrender the Premises pursuant to Article 14.

21.13	Payments: If the Landlord shall re-enter or if this Lease shall be terminated hereunder, the Tenant shall pay to the Landlord on demand:

(a)	Rent up to the time of re-entry or termination, whichever shall be the later, plus accelerated rent as herein provided;

(b)	all expenses incurred by the Landlord in performing any of the Tenant’s obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by the Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and preparing them for re-letting; and

(c)	as damages for the loss of income of the Landlord expected to be derived from the Premises, the amounts (if any) by which the Rent which would have been payable under this Lease exceeds the payments (if any) received by the Landlord from other tenants in the Premises, payable on the first day of each month during the period which would have constituted the unexpired portion of the Term had it not been terminated, or at the election of the Landlord by notice to the Tenant at or after re-entry or termination, a lump sum amount equal to the Rent which would have been payable under this Lease from the date of such election during the period which would have constituted the unexpired portion of the Term had it not been terminated, reduced by the rental value of the Premises for the same period, established by reference to the terms and conditions upon which the Landlord re-lets them if such re-letting is accomplished within a reasonable period after termination, and otherwise established by reference to all market and other relevant circumstances; Rent and rental value being reduced to present worth at an assumed interest rate of ten percent (10%) on the basis of the Landlord’s estimates and assumptions of fact which shall govern unless shown to be erroneous.

Article 22 – ENVIRONMENTAL PROVISIONS

22.1	Environmental Objectives: The Landlord and the Tenant agree that this Lease is to be interpreted in a manner consistent with the intention of the Landlord and the Tenant to facilitate the achievement of the Environmental and Sustainability Objectives, and the Tenant acknowledges that in the event that the Landlord makes a decision pertaining to the Lease and is required by the provisions of the Lease to make such decision acting reasonably, then if such decision is motivated by the Landlord’s desire to achieve or facilitate the achievement of the Environmental and Sustainability Objectives, then such decision will be deemed prima facie to have been made reasonably.

22.2	Tenant’s Environmental Covenants: The Tenant covenants and agrees that it will:

(a)	not bring or allow any Hazardous Substance to be brought onto the Lands or the Building or the Premises except in compliance with Environmental Law;

(b)	comply at all times and require all those for whom the Tenant is in law responsible to comply at all times with Environmental Law as it affects the Premises or the Lands or Building;

(c)	give notice to the Landlord of the presence at any time during the Term of any Hazardous Substance on the Premises (or the Lands or the Building if such substance is in the control of the Tenant) together with such information concerning such Hazardous Substance and its presence on the Premises or the Lands or the Building as the Landlord may require;

(d)	give notice to the Landlord of any occurrence which might give rise to a duty under Environmental Law by either the Tenant or the Landlord with respect to the presence of any Hazardous Substance on the Premises or the Lands or the Building including, without limitation, notice of any discharge, release, leak, spill or escape into the environment of any Hazardous Substance at, to or from the Premises or the Lands or the Building;

(e)	at the Landlord’s request provide the Landlord with copies of all of the Tenant’s records with respect to the presence, storage, handling and disposal of Hazardous Substances on the Premises or the Lands or the Building (including tank measurements, policies and procedures and evidence of compliance therewith);

(f)	in any case where the Tenant has given notice as to the presence of a Hazardous Substance at the Premises or the Lands or the Building, or is required to give such notice, or where the Landlord has reasonable grounds to believe that any Hazardous Substance is going to be or has been brought to the Premises or the Lands or the Building by the Tenant or any person for whom the Tenant is in law responsible, to commission an environmental audit at the Tenant’s expense when required by the Landlord to do so;

(g)	comply with any investigative, remedial or precautionary measures required under Environmental Law or as reasonably required by the Landlord, be fully and completely liable to the Landlord for any and all investigation, clean up, remediation, restoration or monitoring costs or any costs incurred to comply with Environmental Law or any request by the Landlord that such measures be taken;

(h)	protect, indemnify and save each of the Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim, directly or indirectly incurred, sustained or suffered by or asserted against the Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or attributable to, either directly or indirectly, any act or omission of the Tenant and/or any person for whom the Tenant is in law responsible;

(i)	enter into any additional contract of insurance respecting the Premises which the Landlord may reasonably require to protect the Landlord and its directors, officers, employees, agents, successors and assigns from any Environmental Claim respecting the Premises;

(j)	provide to the Landlord such security as the Landlord may from time to time require, acting reasonably, to ensure compliance by the Tenant of its covenants herein contained; and

(k)	provide access to the Premises for the Landlord or its agents to conduct an environmental audit of the Premises at least two (2) months prior to the expiry of the Term of this Lease, which audit shall be at the Tenant’s expense if the audit discloses any substantial violation of any Environmental Law.

22.3	Tenant’s Indemnity: The Tenant will indemnify, hold harmless and defend the Landlord, its respective directors, officers, agents, employees, invitees and representatives from and against any and all losses, damages, expenses, claims, suits, costs and demands of whatsoever nature resulting from damages or injuries, caused by or arising out of any breach by the Tenant of these covenants, warranties and representations, including any default, act, omission, negligence in whole or in part, by those for whom in law the Tenant is responsible. The indemnification of the Landlord contained in this Section 22.3 shall not be prejudiced by, and shall survive the termination of, this Lease.

22.4	Inquiries by the Landlord: The Tenant hereby authorizes the Landlord to make inquiries from time to time of any Authority with respect to the Tenant’s compliance with the Environmental Law at the Premises, and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information. The Landlord or its agent may inspect the Premises from time to time without notice, in order to verify the Tenant’s compliance with the Environmental Law and the requirements of this Lease respecting Hazardous Substance. If the Landlord suspects that the Tenant is in breach of any of its covenants herein, the Landlord and its agent shall be entitled to conduct an environmental audit immediately, and the Tenant shall provide access to the Landlord and its agent for the purpose of conducting an environmental audit. Such environmental audit shall be at the Tenant’s expense if the audit discloses any violation of any Environmental Law, and the Tenant shall forthwith remedy any problems identified by the environmental audit, and shall ensure that it complies with all of its covenants herein. Upon request by the Landlord from time to time, the Tenant shall provide to the Landlord a certificate executed by a senior officer of the Tenant certifying ongoing compliance by the Tenant with its covenants contained herein.

22.5	Ownership of Hazardous Substances: If the Tenant shall bring or create upon the Premises, the Building, or the Lands any Hazardous Substance or if the conduct of the Tenant’s business shall cause there to be any Hazardous Substance upon the Premises, the Building, or the Lands then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Premises, the Building, or the Lands and notwithstanding the expiry or earlier termination of this Lease.

22.6	Landlord’s Remedies upon Default: Upon the Tenant’s material default under this Article 22 and in addition to the rights and remedies set forth elsewhere in this Lease, the Landlord shall be entitled to the following rights and remedies:

(a)	at the Landlord’s option, to terminate this Lease, and/or

(b)	to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to the Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by the Landlord and other tenants of the Lands or the Building, any and all damages and claims asserted by third parties and the Landlord’s solicitors’ fees and costs.

22.7	Phase I Environmental Report: The Landlord shall provide to the Tenant a Phase I environmental study, prepared at the Landlord’s expenses, respecting the Lands within one (1) year after the Possession Date

22.8	Landlord’s Indemnity: The Landlord will indemnify, hold harmless and defend the Tenant, its respective directors, officers, agents, employees, invitees and representatives from and against any and all losses, damages, expenses, claims, suits, costs and demands of whatsoever nature resulting from damages or injuries, caused by or arising out of:

(a)	any Hazardous Substances present in or upon the Premises, the Building, or the Lands on or prior to the Possession Date; or

(b)	any breach of any Environmental Law by the Landlord or any other person prior to the Possession Date.

The indemnification of the Tenant contained in this Section 22.8 shall not be prejudiced by, and shall survive the termination of, this Lease.

22.9	Arbitration: If there is any dispute as to the responsibility of any person for the presence of any Hazardous Substances upon the Lands, in the Building, or in the Leased Premises, such dispute shall be resolved by arbitration in accordance with the provisions of The Arbitration Act, 1992 (Saskatchewan) or subsequent legislation, provided that the arbitrator shall be mutually agreed upon by all parties or, if agreement as to an arbitrator cannot be reached, by the Saskatchewan Court of Queen’s Bench.

Article 23 – BUILDING CERTIFICATION

23.1	Building Certification:

(a)	The Tenant shall not use or occupy the Premises or Common Areas in a manner that interferes with or prevents the Landlord from achieving or maintaining any certification, accreditation or rating in respect of the Building provided for in this Lease. Without limiting the foregoing, the Tenant shall not, without the Landlord’s prior written consent which may be arbitrarily withheld, undertake any work or construct, use, manage, maintain, operate or repair any Leasehold Improvements or furnishings, fixtures and equipment located in the Premises that in any way interferes with or prevents the Building or Building’s systems from meeting any applicable standards or criteria required to achieve or maintain such reasonable certification, accreditation or rating.

(b)	The Landlord shall be entitled, from time to time during the Term, to seek such other and further building certifications as may be reasonably necessary to ensure the Building remains compliant with all applicable laws (including expected enhancements thereto), as well as certifications prevalent in the marketplace. The Tenant agrees that the Landlord shall be entitled to take any actions or steps it deems necessary to construct, operate, manage, maintain and/or improve the Building so as to achieve and retain such reasonable accreditation, rating or certification determined pursuant to the foregoing. Without limiting the foregoing, the Landlord may request the Tenant to take actions or steps the Landlord deems necessary to achieve or retain the relevant reasonable level of accreditation, rating or certification, and the Tenant agrees that it shall take such reasonable actions that the Landlord requests in writing from time to time, provided that the Landlord states that the request is being made in order to facilitate the Building achieving or retaining a level of accreditation, rating or certification determined pursuant to the foregoing.

Article 24 – MISCELLANEOUS

24.1	Relationship of Parties: Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that the Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with the Tenant

24.2	Name of Building: The Landlord shall have the right, after thirty (30) days’ notice to the Tenant, to change the name, number or designation of the Building, during the Term without liability to the Tenant.

24.3	Applicable Law and Construction: This Lease unless otherwise agreed by the parties shall be governed by and construed under the laws of the jurisdiction in which the Building is located and the parties attorn to the exclusive jurisdiction of the courts of such Province. The provisions of this Lease shall be construed as a whole according to their common meaning and not strictly for or against the Landlord or the Tenant. The words the Landlord and the Tenant shall include the plural as well as the singular. Time is of the essence of the Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

24.4	Entire Agreement: There are no terms and conditions which at the date of execution of this Lease are additional or supplemental to those set out on the pages of this Lease, and in the Schedules which are attached hereto and which form part of this Lease. This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. The Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as is set out in this Lease. Delivery of an unsigned copy of this Lease to the Tenant, notwithstanding insertion of all particulars in the Lease and presentation of any cheque or acceptance of any monies by the Landlord given by the Tenant as a deposit, does not constitute an offer by the Landlord, and no contractual or other legal right shall be created between the parties hereto until this Lease has been fully executed by both parties and delivery has been made of an executed copy of this Lease to the Tenant.

24.5	Amendment or Modification: Unless otherwise specifically provided in the Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

24.6	Construed Covenants and Severability: All of the provisions of the Lease are to be construed as covenants and agreements as though the word importing such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

24.7	No Implied Surrender or Waiver: No provisions of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord. The Landlord’s waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right herein contained shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or right. The Landlord’s receipt of Rent with knowledge of a breach by the Tenant of any term or condition of the Lease shall not be deemed a waiver of such term or condition. No act or thing done by the Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless in writing and signed by the Landlord. The delivery of keys to any of the Landlord’s agents or employees shall not operate as a termination of the Lease or a surrender of the Premises. No payment by the Tenant, or receipt by the Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any cheque or any letter accompanying any cheque, or payment as Rent, be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such Rent or pursue any other remedy available to the Landlord.

24.8	Liability Joint/Several: In the event there is more than one entity or person which or whom are parties constituting the Tenant under this Lease, the obligation imposed upon the Tenant under this Lease shall be joint and several.

24.9	Registrations: The Tenant shall not register this Lease in applicable Land Title Office in any form without written consent of the Landlord, which consent will not be unreasonably withheld. If such consent is provided such registration shall be in the form of a caveat and shall not refer to any financial terms of this Lease but shall only reference the Premises, Term and any option to extend or renew this Lease, if applicable. The Tenant shall remove and discharge at the Tenant’s expense the registration of such caveat at the expiry or the earlier termination of the Term and in the event of the Tenant’s failure to remove or discharge such registration after ten (10) days’ written notice by the Landlord or the Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such caveat in order to remove such registration and the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant.

24.10	Unavoidable Delay: Save and except for the obligations of the Tenant as set forth in this Lease to pay Base Rent, Occupancy Costs, increased rent or other monies to the Landlord, if either party shall fail to meet its obligations hereunder within the time prescribed and such failure shall be caused or materially contributed to by Force Majeure, such failure shall be deemed not to be a breach of the obligations of such party hereunder and neither party shall be entitled to compensation from the other for any inconvenience, nuisance or discomfort thereby occasioned, provided that the party claiming Force Majeure shall use reasonable diligence to put itself in a position to carry out its obligations hereunder.

24.11	Survival of Obligations: If the Tenant is in default of any of its obligations under this Lease at the time this Lease expires or is terminated:

(a)	the Tenant shall remain fully liable for the performance of such obligations; and

(b)	all of the Landlord’s rights and remedies in respect of such failure shall remain in full force and effect,

all of which shall be deemed to have survived such expiration or termination of this Lease. Every indemnity, exclusion or release of liability and waiver of subrogation contained in this Lease or in any of the Tenant or the Landlord’s insurance policies shall survive the expiration or termination of this Lease.

24.12	No Option: The submission of this Lease for examination does not constitute a reservation of or option to lease for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and the Tenant and the execution and delivery to the Landlord by the indemnifier, if any, of an indemnity agreement.

24.13	References to Statutes: Any reference to a statute in this Lease includes a reference to all regulations made pursuant to such statute, all amendments made to such statute and regulations in force from time to time and to any statute or regulation which may be passed and which has the effect of supplementing or superseding such statute or regulations.

24.14	Counterparts and Execution by Fax: This Lease may be executed by the parties in separate counterparts each of which when so executed and delivered to all of the parties shall be deemed to be and shall be read as a single Lease among the parties. In addition, execution of this Lease by any of the parties may be evidenced by way of a faxed transmission of such party’s signature (which signature may be by separate counterpart), or a photocopy of such faxed transmission, and such faxed signature, or photocopy of such faxed signature, shall be deemed to constitute the original signature of such party to this Lease.

24.15	No Contra Proferentem: This Agreement has been negotiated and approved by the parties and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either of the parties by reason of the authorship of any of the provisions of this Agreement.

24.16	Binding Effect: All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and permitted assigns of the said parties. No rights, however, shall ensure to the benefit of any Transferee of the Tenant unless the Transfer to such Transferee has been affected in accordance with the provisions of Article 13 of this Lease.

24.17	Privacy Statement: The parties to this Lease who are individuals consent to the Landlord or an agent on behalf of the Landlord, collecting, using, and disclosing of the personal information in this Lease or otherwise collected by or on behalf of the Landlord, Triovest or either of their agents, affiliates, or service providers, for the purposes:

(a)	of considering the Tenant’s offer to lease the Premises and determining the suitability of the Tenant, both for the initial tease term and for the renewal periods (if any); and

(b)	of taking action for collection of Rent in the event of a default of this Lease by the Tenant.

The consent herein granted includes the disclosure of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers. The parties also consent to, and confirm their authority to consent to, the Landlord’s and Triovest’s collection, use and disclosure, for such purposes, of personal information about employees of such parties and other individuals whose personal information is provided to or collected by Triovest in connection with this Lease.

24.18	Confidentiality: The Tenant shall keep confidential all financial information in respect of this Lease, provided that it may disclose such information to its auditors, consultants and professional advisors so long as they have first agreed to respect such confidentiality. The Landlord may from time to time designate certain information in respect of the Environmental and Sustainability Objectives or the compliance of the Building or the Premises with any Environmental and Sustainability Objectives or applicable requirements to achieve or maintain any LEED, BOMA BESt, or similar certification specified herein, as confidential, provided that the Tenant may, on prior written notice to the Landlord, disclose such environmental, LEED, or BOMA BESt-related information as necessary to its auditors, consultants and professional advisors so long as they have first agreed to respect such confidentiality, or unless otherwise required pursuant to applicable law.

IN WITNESS WHEREOF the Landlord has executed this Lease on the 27 day of July 2017.

MATRIX EQUITIES INC.,
by its duly authorized agent, Triovest Realty Advisors Inc.
(LANDLORD)

Per:	/s/ Blair W. Sinclair

Name & Title:	Blair W. Sinclair, Authorized Signatory

Per:	/s/ Darcy Payne

Name & Title:	Darcy Payne, Vice President, Leasing

We have the authority to bind the corporation.

IN WITNESS WHEREOF the Tenant has executed this Lease on the 20 day of July 2017.

NORTHERN QUINOA PRODUCTION CORPORATION
(TENANT)

Per:	/s/ Shaun Stevenson

Name & Title:	Shaun Stevenson, VP OPS

Per:	/s/ Eugene Hritzuk

Name & Title:	Eugene Hritzuk

I/We have the authority to bind the corporation.

SCHEDULE A – FLOOR PLAN

Schedule A-1

SCHEDULE B – LEGAL DESCRIPTION

Lots:	5 & 6

Block:	940

Plan:	102175477

Schedule B-1

SCHEDULE C – OCCUPANCY COSTS

ARTICLE 1 – DEFINITIONS

In this Lease “Occupancy Costs” means the amount equal to the Tenant’s Proportionate Share of Real Estate Taxes and Operating Expenses calculated in accordance with generally accepted accounting principles, on a per square foot basis, in each Fiscal Year without duplication.

(a)	“Real Estate Taxes” means:

i)	any form of assessment (including any “special” assessment), property tax, license fee, license tax, business license fee, business license tax, business improvements association assessment, including those areas designated for parking including parking facilities, local improvement assessment, commercial rental tax, levy, charge, penalty or tax, including an environmental or carbon tax, imposed by any Authority having the direct power to tax, or any, school, agricultural, lighting, water drainage or other improvement or special district thereof, against the Premises or the Building or the Lands or any legal or equitable interest of the Landlord therein;

ii)	any tax on the Landlord’s right to rent the Premises or against the Landlord’s business of leasing the Premises;

iii)	any assessment, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes which may be imposed by any Authority for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services provided to property owners or occupants;

iv)	all business taxes and other taxes, if any, from time to time payable by the Landlord with respect to the Common Areas;

v)	Capital Tax as it relates to or is attributable by the Landlord to the Building. The Landlord confirms to the Tenant that the Landlord is presently exempt from the payment of Capital Tax, and accordingly Capital Taxes are not currently a recoverable expense under this Lease;

vi)	all taxes or business taxes, if any, not recovered, or which in the Landlord’s opinion are not recoverable, from tenants of the Building; and

vii)	all costs incurred by the Landlord contesting or appealing the Real Estate Taxes (including, without limitation, legal, appraisal and other professional fees and costs and administration and overhead costs).

Real Estate Taxes shall not include the Landlord’s income, franchise, inheritance or estate taxes.

Schedule C-1

It is the intention of the Landlord and the Tenant that all new assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the definition of Real Estate Taxes for purposes of this Lease; provided, however, that the Tenant shall pay the Landlord the entire amount thereof:

viii)	any tax allocable to or measured by the area of the Premises or the Rent payable hereunder, including without limitation, any gross income, privilege, goods and services, sales or excise tax levied by any Authority, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by the Tenant of the Premises or any portion thereof; and

ix)	any tax upon this transaction or any document to which the Tenant is a party, creating or transferring an interest or an estate in the Premises.

(b)	“Operating Expenses” shall mean the total of all costs which shall be incurred by the Landlord for the complete maintenance, repair, replacement, operation, supervision, management, ownership and administration of the Building, Lands and Common Areas, calculated as if the Building was fully occupied and fully operational, such costs as are in keeping with maintaining the standard of a similar industrial building in the market in which it is located so as to give it high character and distinction, including without limitation:

i)	cost of providing heating, ventilating and air conditioning;

ii)	cost of providing hot and cold water;

iii)	cost of sewer charges;

iv)	cost of providing, installing, modifying and upgrading energy and water conservation equipment and systems, life safety and emergency response systems, materials and procedures and telecommunications and broadband systems and equipment, if any;

v)	cost of fire, casualty, liability, rental and other insurance which the Landlord carries and the costs of any deductible amount paid by the Landlord in connection with a claim made by the Landlord under such insurance;

vi)	the reasonable rental value attributable to space used by the Landlord in connection with the maintenance, repair, operation or management of the Building, based on current rental rates in the Building from time to time, and the cost of Building office expenses, including telephones, stationery and supplies;

vii)	cost of fuel for the Building;

Schedule C-2

viii)	cost of providing electricity and other utilities;

ix)	cost of all elevator and escalator (if installed in the Building) maintenance and operation;

x)	cost of porters, reception staff, maintenance, on-site and off-site management and support staff and other non-administrative personnel, including salaries, wages and fringe benefits;

xi)	cost of providing security;

xii)	cost of providing window cleaning and garbage removal;

xiii)	cost of supplies and material;

xiv)	cost of landscaping, gardening and snow and ice removal;

xv)	cost of decoration and maintenance of Common Areas;

~~xvi)~~	~~if applicable, costs of operating, equipping, insuring, cleaning, managing, administering, servicing, repairing, restoring, renovating and maintaining the fitness facility, including the cost of personnel employed in connection therewith;~~

xvii)	cost of providing visitor parking stalls available for the use of all tenants in the Building (if such stalls are provided by the Landlord) based on the market rates for the stalls provided;

xviii)	cost of consulting engineering fees;

xix)	cost of making alterations, replacements or additions to the Building or the Common Areas intended to reduce Operating Expenses, consumption of Utilities, and/or Greenhouse Gas emissions, improve the operation of the Building and the systems, facilities and equipment serving the Building or to maintain their operation;

xx)	cost of data collection, monitoring and reporting including relating to monitoring of existing Building certification/designations under LEED or similar standard;

xxi)	cost of Carbon Tax;

xxii)	cost of preparing a pandemic risk assessment and/or a Health Emergency Plan in addition to the actual cost of dealing with a Health Emergency;

xxiii)	cost of repairs and replacements, unless otherwise included under Operating Expenses, whether or not on capital account;

xxiv)	costs of all service contracts;

Schedule C-3

xxv)	costs of bank charges and audit fees pursuant to amounts payable under leases;

xxvi)	costs of each “major expenditure” (as hereinafter defined) which may be expensed in the year incurred, or at the Landlord’s option, amortized over a period of time as determined by the Landlord acting reasonably, where “major expenditure” shall mean any single expenditure incurred for the replacement of machinery, equipment, building elements, repairs, systems or facilities in connection with the Lands or the Building, including the replacement of the roof system (excluding the roof structure), or any capital improvement or modification or addition to the Building or Lands if one of the principal purposes of such modification or addition is to reduce Utilities consumption or Operating Expenses or is required by any regulation of any Authority in the year incurred, or at the Landlord’s option, any such amortization will be in accordance with generally accepted accounting principles at an interest rate calculated at three percent (3%) per annum in excess of the prime rate at the inception of the amortization, interest compounded semi-annually, upon the unamortized portion of the total costs of the foregoing;

xxvii)	the cost of any management fees paid to managing agents or, in lieu thereof, if the Landlord manages the Building, an amount comparable to that which would be charged by an independent professional property management firm for management of a similar development in the city in which the Building is located;

xxviii)	all other direct and indirect costs and expenses of every kind, to the extent incurred in or allocable to the maintenance, repair, operation, supervision, management, ownership and administration of all or any part of the Building or any of its appurtenances; and

xxix)	in each of the foregoing cases, including any increased costs with respect to the foregoing paid or incurred by or on behalf of the Landlord in order to achieve or maintain a LEED or BOMA BESt certification or other accreditation, rating or certification in respect of the Building provided herein.

For greater certainty, there shall be excluded from Operating Expenses the following:

i)	income tax of the Landlord;

ii)	any amounts directly charged by and reimbursed to the Landlord for any service, goods and benefits provided by the Landlord to any particular tenant or occupant of the Building on an individual basis where such charges do not form part of the Occupancy Costs;

Schedule C-4

iii)	employment costs of the Landlord’s employees who perform leasing or other administrative functions not related to the management and/or operation of the Building;

iv)	marketing costs and leasing fees, costs associated with renovating or improving tenant spaces, costs or expenses for which the Landlord is entitled to be reimbursed from another party including insurers, contractors, suppliers or other tenants of the Building;

v)	cost of major structural repairs and replacement of the Building (including foundation, concrete floors, structural frame and structural components of the roof, but shall not include the roof membrane);

vi)	amortization and interest or any capital retirement of debt affecting the Lands;

vii)	costs or expense for which the primary purpose is to expand or enlarge the Building;

viii)	all fines, suits, claims, demands, costs, charges and expenses for which the Landlord is liable by reason of the negligent or willful act or omission of the Landlord for whom it is in law responsible;

ix)	all work to the Building or the Lands made necessary by the Landlord’s non-compliance with governing codes relating to the original construction of the Building; and

x)	costs of repairing latent defects in the Building, including parking areas.

(c)	Where the Lands and Building form part of an integrated development comprising more than one legal lot and/or more than one building (herein the “Development”), then:

i)	the costs, charges and expenses related to any facilities, services, systems or utilities which are for the maintenance, repair, replacement operation or administration of the Building, Lands or Common Areas and which are provided from other lands or buildings within the Development;

ii)	the costs, charges and expenses related to any facilities, services, systems or utilities which are for the maintenance, repair, replacement operation or administration of other lands or buildings in the Development and which are provided from the Building, Lands or Common Areas; and

iii)	the costs, charges and expenses related to the maintenance and operation of the Development as a whole and the improvements and facilities comprising the Development, as opposed to any single building or single legal lot or parcel within the Development, shall, for the purpose of calculation of Operating Expenses, be allocated by the Landlord between the Building and the other lands or buildings comprising the Development on a reasonable basis.

Schedule C-5

SCHEDULE D – RULES AND REGULATIONS

1.            Access During Health Emergency: During a Health Emergency, the Landlord shall be entitled to specify specific modes of ingress and egress from and to the Building for tenants generally, or for specific tenants, occupants or invitees who may have a heightened risk of either exposure to a health threat or a heightened risk of transfer of unhealthy condition to other tenants, invitees or visitors in the Building.

2.            Bicycles, Animals: The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles (except those required by disabled persons) inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

3.            Carpet Pads: In those office portions of the Premises where carpet has been provided directly or indirectly by the Landlord, the Tenant shall at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

4.            Construction Noise: The Tenant shall ensure that minimal noise (including without limitation noise caused by drilling, hammering or sawing) relating to the Tenant’s alterations, including the Tenant’s Work escapes the Premises during Normal Business Hours. Should the Landlord receive complaints from other tenants in the Building the Tenant shall use its best efforts to eliminate the noise.

5.            Dangerous or Immoral Activities: The Tenant shall not make any use of the Premises that involves the danger of injury to any person, nor shall the same be used for any immoral purpose.

6.            Disclosure by Tenant: The Tenant shall, immediately upon becoming aware of same, inform the Landlord of any outbreak of an infectious disease amongst its employees where such outbreak may impact the health and/or safety of other tenants in the Building or lead to a Health Emergency.

7.            Employees, Agents and Invitees: In these Rules and Regulations, the Tenant includes the employees, agents, invitees and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

8.            Fire Drills: The Tenant shall participate in fire drills and evacuations of the Building as directed by the Landlord. In the event of an emergency, the Tenant shall vacate the Building if the Landlord or any Authority so directs in the manner prescribed by the Landlord or such Authority.

9.            Heavy Articles: The Tenant shall not place in or move about the Premises without the Landlord’s prior written consent any safe or other heavy article which in the Landlord’s reasonable opinion may damage the Building, and the Landlord may designate the location of any heavy articles in the Premises.

10.          Loading: All loading and unloading of merchandise, supplies, fixtures, equipment and furniture shall be done through the Tenant’s exclusive loading dock(s), if applicable, or the common truck receiving area and no other area. Outside storage of items such as goods, supplies, or products that surround or are in front of the loading docks, whether such area(s) is exclusive to the Tenant or in common with all tenants of the Building, will not be permitted without the Landlord’s prior written consent, which may be unreasonably or arbitrarily withheld. The Tenant shall pay promptly, or cause to be paid to the Landlord promptly, the cost of repairing any damage to the Premises (including the loading dock), Building, or the Lands caused by the Tenant or those for whom the Tenant is responsible at law, during the making of any such delivery to the Premises.

Schedule D-1

11.          Locks: If with the Landlord’s consent, the Tenant installs lock(s) incompatible with any Building master locking system:

(a)	if such keys are damaged, lost, misplaced or otherwise require replacement, the Tenant may be granted access to the Premises and be provided with a new key upon presentation of acceptable identification and payment of an Administration Fee at the rate then in effect as determined by the Landlord, acting reasonably;

(b)	the Landlord, without abatement of Rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas which requires access thereto;

(c)	the Tenant shall indemnify the Landlord against any expenses as a result of a forced entry thereto which may be required in an emergency; and

(d)	the Tenant shall at the end of the Term and at the Landlord’s request remove such lock(s) at the Tenant’s expense.

12.          Moving: The Tenant shall comply with all Building procedures relating to moving into or vacating the Building. Specifically, the Tenant shall provide a minimum of forty-eight (48) hours written notice to the Landlord of the scheduled moving date and time (which must be outside the Building’s Normal Business Hours) and the name of the moving company. The Tenant shall, at the request of the Landlord, provide a copy of the moving company’s insurance certificate to the Landlord. The Landlord may arrange for building security personnel to be on site during the entire move and the expense for such security shall be borne by the Tenant who shall pay the same to the Landlord forthwith as additional rent.

13.          Normal Business Hours: means, except as otherwise specifically provided in this Lease, from 7:00 a.m. to 5:00 p.m. Monday through Friday, excluding weekends and days which are legal or statutory holidays in the jurisdiction in which the Building is located (the “Normal Business Hours”).

14.          Nuisance: The Tenant shall not use or permit the use of the Premises in such a manner as to create any objectionable noise, odor or other nuisance or hazard, or breach any applicable provision or municipal by-law or other lawful requirement applicable thereto or any requirement of the Landlord’s insurers, shall not permit the Premises to be used for cooking (except with the Landlord’s prior written consent), and shall leave the Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord’s janitorial services in the Premises.

Schedule D-2

15.          Obstructions: The Tenant shall not obstruct or place anything in or on the sidewalks, parking/loading areas, or driveways outside the Building, including any such areas that are for the Tenant’s exclusive use, or in the lobbies, corridors, stairwells or other Common Areas of the Building, or use such locations for any purpose except access to and exit from the Premises without the Landlord’s prior written consent. The Landlord may remove at the Tenant’s expense any such obstruction or thing (unauthorized by the Landlord) without notice or obligation to the Tenant.

16.          Personal Use of Premises: The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes.

17.          Proper Conduct: The Tenant shall not conduct itself in any manner which will impair the comfort and convenience of other tenants in the Building.

18.          Rails/Spurs: The Tenant shall abide by all rules and regulations as established by any governing authority regarding rail lines (e.g. CN).

19.          Refuse: The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep the Premises, the Building, and the Lands free of all refuse. The Tenant shall comply at its sole expense with all recycling requirements imposed by regulation or by the Landlord for the Building.

20.          Repair, Maintenance, Alterations and Improvements: The Tenant shall carry out the Tenant’s repair, maintenance, alterations and improvements in the Premises only during such time as agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21.          Return of Keys: At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and the Premises, which are in possession of the Tenant. If the Tenant fails to return all such keys, the Landlord may charge and recover as rent a fee at the rate then in effect as determined by the Landlord, acting reasonably.

22.          Roof Access: The Tenant shall request permission from the Landlord to access the roof of the Building. Under no circumstances shall the Tenant access the roof without the prior written consent of the Landlord.

23.          Security: The Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishings or contents thereof, and the Tenant shall comply with the Landlord’s reasonable requirements relative thereto.

24.          Signs: The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on any part of the exterior of the Premises or so as to be visible from the exterior of the Premises without the Landlord’s written consent. The Tenant shall adhere to the building standard identification signs for tenants to be placed on the outside of the doors leading into the premises of tenants of multiple tenancy floors.

Schedule D-3

25.          Smoking: This Building comprises a non-smoking site and the Tenant shall not smoke cigarettes, cigars or any other items in the Building or within three (3) meters of any entrance to the Building.

26.          Solicitations: The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

27.          Storage: The Tenant shall not use any of the parking or loading areas, whether exclusive to the Tenant or in common, for outside storage without first obtaining the consent of the Landlord in writing, which consent may be unreasonably or arbitrarily withheld.

28.          Trailers/Vehicles: The Tenant shall not park any trailers or vehicles on the Lands for any extended period of time and shall remove any trailers or vehicles within 48 hours of written notice from the Landlord.

29.          Truck/Trailer Pads: The Tenant shall use truck or trailer pads at all times, all costs associated with such pads shall be the Tenant’s responsibility. In the event the and parking area on the Lands are damaged due to the Tenant’s neglect of using pads, the cost or repairing the parking area shall be at the sole cost and expense of the Tenant.

30.          Water Fixtures: The Tenant shall not use water fixtures for any purpose for which they are not intended, nor Shall water be wasted by tampering with such fixtures. The Tenant shall pay for any cost or damage resulting from such misuse by the Tenant. The Tenant shall not permit any substance to be poured down any drains in the Premises for any reason.

31.          Windows: The Tenant shall observe the Landlord’s rules with respect to maintaining uniform drapes and venetian blinds at all office windows in the Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screen, drapes, covers or other materials on or at any window in the Premises without the Landlord’s written consent. Notwithstanding the foregoing, the Tenant shall be permitted to place shatter-resistant film on any window in the Premises.

The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises, and the imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their enforcement.

Schedule D-4

PARKING RULES AND REGULATIONS

1.            The Tenant shall allow the Landlord, its servants, agents and workmen to enter upon the parking lot or any part thereof at any reasonable time to examine, repair or alter the parking lot as the Landlord sees fit to do and also for the purpose of examining, repairing or altering any adjoining or contiguous parking stall.

2.            The Tenant shall not cause or permit its employees, agents, invitees, officers and licensees to park in areas not specifically designated for their use. In particular, the Tenant will ensure that the designated visitor parking areas, if any, are not used by anyone other than a bona fide visitor to the Premises. For the purpose of this clause, an employee or officer of the Tenant is not a bona fide visitor in particular.

3.            The Tenant shall be entitled to its Proportionate Share of parking spaces in the common parking area on the Premises. The Tenant may designate these parking spaces by placing signage thereon indicating that the said parking spaces are allocated to the Tenant.

4.            The Tenant agrees not to use the electrical car plug-ins, if any, for the connection of in-car heaters (which, for certainty, shall not include block heaters). Electricity is provided to the stall on a temperature controlled basis as well as time controlled, i.e. on for on hour, off for one hour on an alternate row basis.

5.            It is the responsibility of the Tenant to insure his/her property against damage or loss by fire, water, theft or other perils.

Schedule D-5

SCHEDULE E – TENANT IMPROVEMENT GUIDELINES

1.	The Tenant’s Work shall not be undertaken or commenced by the Tenant until:

i)	all permits necessary for the installation of the Tenant’s Work and approval have been obtained by the Tenant from any Authority, prior to the commencement of the Tenant’s Work, and copies of such permits and approvals provided to the Landlord;

ii)	a certificate of insurance has been provided to the Landlord showing that a valid insurance policy from the Tenant is in place naming the Landlord and its agent as an additional insured for commercial general liability of not less than five million dollars ($5,000,000) per occurrence; and

iii)	certificates of insurance have been provided to the Landlord showing that a valid insurance policy is in place for minimum general liability of no less than five million dollars ($5,000,000) from the Tenant’s contractor and the contractor’s sub-trades; and

iv)	the Tenant has received written approval from the Landlord of the Tenant’s plans and specifications.

2.	The Tenant agrees to comply with the following requirements in respect of any Tenant’s Work:

(a)	the Tenant shall furnish the Landlord with two complete sets of professionally prepared working drawings (which shall include any architectural, structural, electrical mechanical, computer system wiring and telecommunications plans) of the proposed Tenant’s Work, for approval by the Landlord, acting reasonably;

(b)	the Tenant’s Work shall be subject to the reasonable regulations, supervision, control and inspection by the Landlord and, in addition to any other payment contained herein, the Tenant shall pay to the Landlord, on demand, the Landlord’s then current fee for coordination services provided by the Landlord during the Tenant’s construction of the Tenant’s Work;

(c)	the preparation of all design and working drawings and specifications relating to completion of the Tenant’s Work and the calling of tenders and letting of contracts relating to the Tenant’s Work and the supervision and completion of the Tenant’s Work and payment therefor shall be the responsibility of the Tenant;

(d)	approvals must be obtained for the Tenant’s Work from the municipal building department and any other applicable Authority and the Tenant must submit evidence of these approvals to the Landlord before commencing the Tenant’s Work. The Tenant shall also be responsible for obtaining an occupancy permit prior to taking occupancy. The Tenant shall be responsible for payment of all fees and charges incurred in obtaining said approvals and permits;

Schedule E-1

(e)	the Tenant covenants to complete all Tenant’s Work required by the Tenant to complete the Premises for occupancy or as otherwise approved by the Landlord throughout the Term of this Lease and such Tenant’s Work shall be carried out with good workmanship and shall not be in contravention of the codes or regulations of any Authority;

(f)	before commencing any work, the Tenant shall furnish the Landlord with written proof of all contractors’ commercial general liability insurance for limits not less than those to be maintained by the Tenant under the Lease and the Landlord and its agent shall be named as additional insureds in such contractors’ insurance policies;

(g)	before commencing any work, the Tenant shall furnish the Landlord with written proof of all contractors’ Workers’ Compensation Board Clearance;

(h)	the Tenant shall at all times keep the Premises and all other areas clear of waste materials and refuse caused by itself, its suppliers, contractors or by their work;

(i)	the Landlord may require the Tenant to clean up on a daily basis and be entitled to clean up at the Tenant’s expense if the Tenant shall not comply with the Landlord’s reasonable requirements;

(j)	all Tenant’s Work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord;

(k)	the Landlord shall not in any way be responsible for or liable with regard to any work carried out or any materials left or installed in the Premises and shall be reimbursed for any additional cost and expense caused which may be occasioned to it by reason thereof and for any delays which may be directly or indirectly caused by the Tenant or its contractor;

(l)	any damages caused by the Tenant, the contractors or subtrades employed on the Tenant’s Work to any of the structures or the systems employed in the Building or to any property of the Landlord or of other tenants, shall be repaired to the satisfaction of the Landlord and the Landlord may recover the costs incurred from the Tenant;

(m)	if the Tenant’s contractor neglects to carry out the work properly or fails to perform any work required by or in accordance with the approved plans and specifications, the Landlord, after thirty (30) days’ written notice to the Tenant and the Tenant’s contractor may, without prejudice to any right or remedy, complete the work, remedy the default or make good any deficiencies and recover the costs incurred from the Tenant;

(n)	the Tenant shall maintain and keep on the Premises at all times during construction and the Term of the Lease, a suitable portable fire extinguisher for Class A, B and C fires;

Schedule E-2

(o)	the Tenant shall perform its work expeditiously and efficiently and shall complete the same prior to the Commencement Date subject only to circumstances over which the Tenant has no control and which by the exercise of due diligence could not have been avoided;

(p)	on completion of the Tenant’s Work, the Tenant shall forthwith furnish to the Landlord a statutory declaration stating that there are no builders’ liens outstanding against the Premises or the Building on account of the Tenant’s Work and that all accounts for work, service and materials have been paid in full with respect to all of the Tenant’s Work, together with evidence in writing satisfactory to the Landlord that all assessments under the Workers Compensation Act have been paid;

(q)	the Tenant shall not suffer or permit any Builders’ or other lien for work, labour, services or materials to be filed against or attached to the Lands, the Building or the Premises and shall have such lien removed pursuant to Section 9.8 of the Lease. This includes, but shall not be limited to, payment of monies into court and/or any other remedy which would result in the lien being removed from title to the Lands forthwith;

(r)	if the Tenant does not comply with the provisions of the Lease or any other agreement relative to the construction or occupation of the Premises, including this Schedule, the Landlord, in addition to and not in lieu or by other rights or remedies, shall have any or all of the following rights in its discretion:

i)	to declare all fees, charges and other sums payable by the Tenant to the Landlord pursuant to this Schedule to be Rent and to be collectable as Rent under the provisions of this Lease; or

ii)	to declare and treat the Tenant’s non-compliance as an Event of Default under the Lease and exercise any rights available under the provisions of the Lease, including the right of termination.

Schedule E-3

SCHEDULE F – LANDLORD’S WORK AND TENANT’S WORK

LANDLORD’S WORK:

The Landlord shall not be required to provide any materials or do any work to or in respect of the Premises and it is hereby agreed that the Premises are leased on an “as is, where is” basis and there are no representations or warranties concerning the Premises except as contained herein.

Only those items enumerated below will be provided and installed by the Landlord in the Premises on a “once only” basis at the Landlord’s expense and in accordance with the Landlord’s choice of materials and will be known as Landlord’s Work.

The Landlord shall provide the following Landlord’s Work at its expense, in a good and workmanlike manner, in accordance with all applicable laws and requirements of all authorities having jurisdiction:

1.	Ensure all mechanical and electrical are in good working condition.

2.	Supply shell base building.

TENANT’S WORK:

All Tenant’s Work shall be completed by the Tenant in a good and workmanlike manner and in accordance with Schedule E attached hereto.

The items enumerated below shall be performed by the Tenant, at its sole expense, in an expeditious manner so as to complete the same prior to the Commencement Date, subject to unavoidable delays and circumstances beyond the reasonable control of the Tenant.

The Tenant shall provide the following Tenant’s Work at its sole expense, subject to the prior consent of the Landlord, which consent shall not be unreasonably withheld. The Tenant shall first obtain the necessary permits and consents from all authorities having jurisdiction, and all work shall be done in a good and workmanlike manner in accordance with all applicable laws and requirements governing such Tenant’s Work:

1.	To build out the space to meet the needs of their business.

Schedule F-1

SCHEDULE G – ENVIRONMENTAL AND SUSTAINABILITY OBJECTIVES

1.1.          Context

(a)	The objectives set out herein have been designed to encourage and promote cooperative action on the part of the Landlord and the Tenant to continuously improve the environmental performance of the Building and to facilitate the Landlord and the Tenant in adhering to high corporate environmental and sustainability standards.

(b)	The parties agree to use commercially reasonable efforts to cooperate with each other to achieve the objectives set out in this Schedule G, including, without limitation, to constructively consult with each other on: (i) opportunities and actions that may facilitate the achievement of such objectives, and the Landlord and Tenant shall consider such opportunities or taking such actions; and (ii) issues, events and circumstances likely to detract from achieving such objectives, and this sentence is expressly stated to be binding on the Landlord and Tenant.

1.2.          Environmental and Sustainability Objectives

(a)	The Landlord desires to operate and maintain the Building, and the Tenant desires to occupy and use the Premises and the Common Areas, as applicable, so as to provide for or achieve, as the case may be:

i)	a comfortable, productive and healthy indoor environment, including, without limitation, healthy indoor air quality, the elimination of mould, asbestos and polychlorinated biphenyls (“PCBs”) in or at the Building, and the maximization of natural light in the Building;

ii)	reduced energy use and reduced production, both direct and indirect, of Greenhouse Gases;

iii)	reduced use of potable water and the use of recycled water where appropriate;

iv)	the effective diversion of waste from landfill and incineration disposal, the safe management and minimization of waste, the recycling of tenant waste streams, and the use, where possible, of environmentally responsible and sustainable options to dispose of non-recycled tenant waste streams;

v)	the use of cleaning products certified in accordance with EcoLogoM (Canada), Green SealTM (United States) or equivalent standards;

vi)	the facilitation of desirable alternate transportation options for individuals attending at the Building;

Schedule G-1

vii)	the avoidance of materials, furniture and improvements within the Building and the Premises that contain or may release elevated levels of volatile organic compounds (“VOCs”);

viii)	the reduced use and leakage of ozone depleting substances, including perfluorocarbons (“PFCs”), chlorofluorocarbons (“CFCs”), and hydrochlorofluorocarbons (“HCFCs”);

ix)	no storage tanks to be installed under the Lands; and

x)	the maximization of the well-being of persons working in the Building and on the Lands, including the minimization of exposure to health risks.

If the Tenant pursues or achieves a certification under the LEED Commercial Interiors designation in respect of the Premises, then the foregoing objectives in Section 1.2(a) shall be interpreted in a way that is consistent with the Tenant achieving or maintaining such certification.

Schedule G-2

SCHEDULE H – SPECIAL PROVISIONS

The following provisions (the “Special Provisions”) have been agreed upon by the Tenant and the Landlord to add to or modify the standard provisions of the Lease which are those contained in SECTIONS 1.2 and 1.3 and ARTICLES 2 to 24 of this Lease (the “Standard Provisions”). In case of discrepancy, the Special Provisions will prevail over the Standard Provisions.

1.	Fixturing Period

The Tenant shall be given access to the Premises for the purpose of construction of its leasehold improvements and fixturing the Premises from August 1, 2017, to the day immediately preceding the Commencement Date (the “Fixturing Period”). During the Fixturing Period, the Tenant may occupy the Premises jointly with the Landlord and the Landlord’s contractor and agents for the purpose of completing the Tenant’s Work only. The Tenant’s occupation of the Premises during the Fixturing Period shall be governed by all terms and conditions of the Lease, save and except that the Tenant shall not be responsible for the payment of Base Rent or Occupancy Costs, and the Tenant shall have the utilities transferred into the Tenant’s name upon occupancy of the Premises and shall reimburse the Landlord until such transfer occurs.

It is understood and agreed that the Fixturing Period is meant to be used by the Tenant for the construction of the Tenant’s improvements and placement of equipment and racking in the Premises to the extent that all necessary permits or approvals from governing authorities are in place to do so.

The Tenant shall not bring any of its inventory, product, or merchandise onto the Premises, nor shall it commence installation of tenant improvements or conduct business from the Premises, until all required approvals, permits, etc. from the applicable governing authorities are in place.

Unless otherwise stated in this Lease, the Tenant acknowledges that the foregoing is solely the Tenant’s responsibility, and the Tenant shall indemnify and hold harmless the Landlord against any disregard of same.

2.	Tenant Improvement Allowance

If the Tenant is “Northern Quinoa Production Corporation” and is itself in occupation of the whole of the Premises in accordance with the Lease, and if Tenant is not in default and has not been in default during the Term, then the Landlord shall pay to the Tenant a onetime contribution towards the final cost of Tenant’s initial leasehold improvements actually installed in the Premises, based on receipted invoices presented to the Landlord, but in any event, to a maximum amount of Ten Dollars ($10.00) per square foot of the Rentable Area of the Premises as they are constituted at the Commencement Date, plus GST (the “Allowance”), The Allowance shall be payable to he Tenant within thirty (30) days after the following conditions have been met:

(a)	the Tenant has obtained the Landlord’s approval of the Tenant’s architectural, structural, mechanical and electrical plans and specifications and has completed the Tenant’s Work to the satisfaction of the Landlord in accordance with those approved plans and specifications;

Schedule H-1

(b)	the appropriate provincial lien period for construction, mechanics’ or builders’ liens has elapsed since completion of the Tenant’s Work in accordance with (a) above and the Tenant has satisfied the Landlord that no such lien has or may be claimed with respect thereto;

(c)	the Tenant has produced evidence satisfactory to the Landlord that all accounts relating to the Tenant’s Work have been paid and that the amount expended by the Tenant with respect to such leasehold improvements are at least equal to the amount of the Allowance being requested, and provide a Statutory Declaration that all trades and supplies have been fully paid (excepting any legitimate applicable hold-backs);

(d)	the Tenant has delivered to the Landlord, if requested by the Landlord, a clearance certificate issued under any worker’s compensation or similar workplace safety legislation in force in the province in respect of each contractor and sub-contractor which did work in connection with the Tenant’s Work in the Premises;

(e)	the Landlord has received complete “as built” drawings certified by the Tenant’s architect with respect to all work done by the Tenant in the Premises; and

(f)	the Lease has been executed, the Term has commenced and the Tenant has taken occupancy of the Premises in accordance with the Lease.

The Tenant shall provide notice to the Landlord confirming that all of these conditions have been met and advising the Landlord of the Tenant’s GST registration number. The Landlord has the right to apply all or any part of the Allowance against any amounts owed to the Landlord by the Tenant. The Tenant agrees that, if the Lease is terminated as a result of any default of the Tenant, the Tenant shall repay to the Landlord, as additional Rent, an amount equal to the full amount of the Allowance which the Landlord has advanced, multiplied by a fraction, the numerator of which is the number of months left in the Term and the denominator of which is the number of months in the Term.

Should the Tenant Improvements be more than $10.00 per square foot then the Tenant shall be solely responsible for the payment of any excess amount.

It is agreed and understood that the Tenant shall not be permitted to apply the Allowance to the cost of Tenant’s furniture and/or its removable fixtures.

3.	Option to Terminate

After the twenty-sixth (26th) month of the initial Term, the Tenant shall have the option to terminate this Lease (the “Option to Terminate”) by written notice to the Landlord of its intent to terminate the Lease and the Lease shall then expire one (1) year after the Tenant providing the notice. At such time the Tenant shall pay all unamortized Tenant Improvement Allowance and commissions owed for the remainder of the Term. Upon the Tenant exercising its Option to Terminate the Lease, both parties shall execute the Landlord’s surrender of lease document.

Schedule H-2

If, however, the Tenant exercises any right to renew the initial Term, this Option to Terminate shall be null and void and of no further force and effect as of the date upon which notice of the exercise of such right to renew is delivered to the Landlord. Similarly, if Tenant has no right to renew or does not exercise any right to renew it may have, but agrees with Landlord to remain in the Premises past the expiry of the initial Term, this Option to Terminate shall be null and void and of no further force and effect as of the first day following the expiry of the initial Term.

4.	Options to Renew

If the Tenant is Northern Quinoa Production Corporation and is itself in occupation of the whole of the Premises throughout the Term in accordance with the Lease and if the Tenant is:

(a)	Not in default in the payment of the Rent or in the performance or observance of any other covenant, obligation or agreement herein contained at the time of giving notice of renewal or at the end of the Term of the Lease and/or;

(b)	Has not been in chronic default as defined in this Lease during two (2) or more immediately preceding three hundred and sixty-five (365) day periods during the Term of the Lease;

The Tenant shall have the right by written notice given to the Landlord not less than one hundred eighty (180) days prior to the expiration of the Term to renew this Lease for two (2) periods of three (3) years each (the “Renewal Term(s)”. Said Renewal Term(s) shall be subject to the same terms and conditions as contained in the Lease except for Base Rent, which shall be negotiated, and any inducements, and there shall be no further right of renewal. The Base Rent for the Renewal Term(s) shall be equal to the fair market rent anticipated to be in effect by the commencement of the Renewal Term(s) for space of comparable size, quality and location, as agreed between the Landlord and the Tenant. In the event the parties are unable to agree, the fair market rent shall be established by arbitration in accordance with the provisions of The Arbitration Act, 1992 (Saskatchewan) or subsequent legislation). Notwithstanding anything else contained herein, if the amount of Base Rent is not agreed upon, then the arbitration process shall be commenced no later than three (3) months prior to the first day of the Renewal Term(s) with mandatory completion no later than one (1) month prior to the first day of the Renewal Term(s). In no event shall the Base Rent payable during the Renewal Term(s) be less than the Base Rent payable during the immediately preceding period. The parties shall execute and deliver a further lease or modification and extension of the Lease as the Landlord deems appropriate in the circumstances of such Renewal Term(s).

5.	[Intentionally deleted.]

6.	[Intentionally deleted.]

Schedule H-3

7.	Signage

The Tenant shall be responsible for the cost of its sign fascia, artwork, maintenance, installation and any utility costs associated with said signage. All signage shall be subject to the Landlord’s prior approval and shall be in compliance with all applicable codes, ordinances, statutes, rules or regulations having jurisdiction.

8.	Saving

Notwithstanding anything contained in this Lease to the contrary, the Landlord shall not be entitled to and shall not exercise any of its rights or remedies against the Tenant by reason of any default or breach of any covenant or agreement of this Lease unless and until the Landlord shall first have given to the Tenant written notice of such default or breach, stating the nature thereof, and giving the Tenant a reasonable lime within which to cure the default or breach (any such time to cure specifically granted in particular sections of this Lease being deemed to be reasonable).

Schedule H-4